UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Broadway Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

BROADWAY FINANCIAL CORPORATION
4601 Wilshire Boulevard, Suite 150
Los Angeles, California 90010
May 1, 2023

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Broadway Financial Corporation (the “Company”), which will be held at 9:00 a.m. (PDT) on Wednesday, June 21, 2023. The Annual Meeting will be a virtual meeting conducted solely as a live webcast through the Internet. There will not be any physical meeting location. You will be able to participate in the Annual Meeting, and to vote your shares and submit questions electronically before or during the Annual Meeting by visiting https://meetnow.global/M9CQQ7G and entering your Control Number that will be included in the instructions that will be sent to you for voting and participating in the Annual Meeting.

Stockholders will be asked at the Annual Meeting to vote on the election of three directors and on each of the other proposals described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to participate in the Annual Meeting, please send us your electronic voting instructions for your shares, or complete, sign, date, and mail each proxy card you receive if you prefer to vote by proxy card, as soon as possible. You may revoke your electronic voting instructions or proxies at any time prior to the completion of voting at the Annual Meeting.

Sincerely,

Brian E. Argrett
President and Chief Executive Officer

IMPORTANT: If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may submit electronic voting instructions or execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to submit electronic voting instructions, execute a proxy on your behalf, or provide a legal proxy for you to vote your shares.

If you have any questions or need any assistance in voting your shares, please telephone Audrey A. Phillips, the Company’s Corporate Secretary, at (202) 243-7141.

THIS PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.edocumentview.com/BYFC

BROADWAY FINANCIAL CORPORATION
4601 Wilshire Boulevard, Suite 150
Los Angeles, California 90010

Notice of Annual Meeting of Stockholders
Wednesday, June 21, 2023
9:00 a.m. (PDT)

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Broadway Financial Corporation (the “Company”), a Delaware public benefit corporation formed pursuant to Chapter 1, Subchapter XV of the Delaware Code, will be held on Wednesday, Wednesday, June 21, 2023 at 9:00 a.m. (PDT), virtually via the internet at https://meetnow.global/M9CQQ7G, for the following purposes:

1.	To elect the three directors named in the proxy statement to serve until the Annual Meeting to be held in the year 2026 or until their successors are elected and have been qualified;

2.	To ratify the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2023;

3.	To cast an advisory (non-binding) vote to approve executive compensation;

4.	To amend and restate the Broadway Financial Corporation 2018 Long-Term Incentive Plan to increase the number of shares reserved for issuance by 3,900,000 shares;

5.
To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock with no change to the number of authorized shares of the Company’s common stock; and

6.	To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting, or any postponement or adjournment thereof.

The Board of Directors has selected April 24, 2023 as the Record Date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to a notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the Annual Meeting and will also be available for inspection on-line during the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please submit your electronic voting instructions, or mail your proxy in the postage-paid envelope that is provided to you, as soon as possible. You may revoke your electronic voting instructions or proxy at any time prior to the completion of voting at the Annual Meeting.

By Order of the Board of Directors

Audrey A. Phillips
Vice President and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Wednesday, June 21, 2023. This proxy statement and the company’s annual report to stockholders are available at www.edocumentview.com/BYFC

May 1, 2023

Instructions and Frequently Asked Questions for Annual Meeting

This year’s Annual Meeting will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: https://meetnow.global/M9CQQ7G at the meeting date and time described in the accompanying proxy statement.

Q:	How can I attend the Annual Meeting?

A:
The Annual Meeting will be conducted solely online by live webcast. You will be entitled to participate in the Annual Meeting, including asking questions and voting your shares, only if you were a stockholder of the Company of record as of the close of business on the Record Date for the Annual Meeting, or if you hold a valid proxy for the Annual Meeting received from a stockholder of record on that date and follow the instructions below.

To participate in the Annual Meeting, you will need to review the information included in the Stockholder Meeting Notice that was sent separately to you (the “Notice”), on your proxy card, or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the registration instructions below.

The Annual Meeting will begin promptly on Wednesday, June 21, 2023 at 9:00 a.m., Pacific Time. We encourage you to access the meeting website prior to the start time, leaving ample time for the meeting check-in procedure. Please note that if you are not a stockholder of record you must first have followed the registration instructions below or in the accompanying proxy statement. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:
On the day of the Annual Meeting, if you experience technical difficulties either during the check-in process or during the Annual Meeting, please call 1-888-724-2416 for assistance. Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.

Q:	Who may vote at the Annual Meeting?

A:
The Board of Directors has selected April 24, 2023 as the Record Date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to a notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Q:	What is the difference between holding shares as a “stockholder of record” and as a beneficial owner of shares held in “street name”?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or separate voting instructions were forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account but you do not have legal authority to vote the shares directly unless you receive a legal authorization or “proxy” to vote the shares from the organization. You should follow the instructions in the Notice or voting instructions provided to you by that organization in order to vote your shares or direct the organization on how to vote your shares.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under certain securities exchange rules, the organization that holds your shares is not permitted to vote on certain matters, including the election of directors, and may determine not to vote your shares at all. In order to ensure that your shares are voted on all matters presented at the Annual Meeting, we encourage you to provide voting instructions in advance of the meeting, regardless of whether you intend to attend the Annual Meeting.

If you do not provide voting instructions and the organization that holds your shares elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the organization does not vote. Abstentions occur when you provide voting instructions but instruct the organization that holds your shares to abstain from voting on a particular matter.

Q:	How do I register to attend the Annual Meeting?

A:
If you are a stockholder of record, our transfer agent, Computershare, will already have that information and you will not need to register to attend and participate in the Annual Meeting webcast. Instead, you may simply follow the instructions to access the meeting website on the Notice or proxy card that you received.

If your shares are held in “street name”, you must register in advance to attend the Annual Meeting virtually on the Internet. To do this, you must submit proof of your proxy authority (which is referred to herein as a “legal proxy”) reflecting the Company shares you hold, along with your name and email address to Computershare as further described below. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on June 9, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration to participate in the Annual Meeting should be directed to us at the following address:

If sent by email:

Forward the email you received from your broker or other street name holder to vote your shares, or attach an image of your legal proxy, to legalproxy@computershare.com

If sent by regular mail:

Computershare
Broadway Financial Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940

Q:	How can I vote my shares without participating in the online Annual Meeting?

A:	Whether you are a stockholder of record or hold your shares in street name, you may vote your shares or direct how your shares will be voted without participating in the online Annual Meeting.

If you are a stockholder of record, you may vote your shares over the Internet or by telephone by following the instructions on the Notice you received. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail in the postage-paid envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice you received. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your broker or other street name holder and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or other street name holder as you have directed.

The persons named as proxies are executive officers of the Company. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the directions contained therein. If you submit your proxy without directing how your shares are to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors included in the accompanying proxy statement.

Q:	How can I vote my shares during the Annual Meeting?

A:
Whether you are a stockholder of record or hold your shares in street name, you may vote online at the Annual Meeting. You will need to enter your control number (included in your Notice, your proxy card, or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting. Even if you plan to participate in the Annual Meeting, however, we encourage you to vote over the Internet, by telephone, or by returning a proxy card if you have requested printed proxy materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the Annual Meeting.

Q:	May I revoke my voting instructions or proxy and change my vote?

A:
You may revoke your proxy and change your vote on a matter at any time before the voting on the matter at the Annual Meeting is completed. You may revoke your voting instructions or proxy over the Internet or by telephone by following the instructions included in your proxy materials or by submitting a written notice of revocation to Broadway Financial Corporation 4601 Wilshire Blvd., Suite 150, Los Angeles, CA 90010, Attn: Audrey A. Phillips. You may also revoke a previously submitted proxy by voting again on a later date over the Internet, by telephone, or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by voting at the Annual Meeting. Your participation at the Annual Meeting will not revoke your proxy unless you vote again electronically during the Annual Meeting. Any revocation of or change in your vote on a matter must be received by the Company prior to completion of the vote on the matter to be effective.

Broadway Financial Corporation
Proxy Statement

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts are forward-looking. Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking. Forward-looking statements reflect management's current expectations and are inherently uncertain. Actual results or outcomes could differ materially due to a variety of factors. Risks and uncertainties that could cause our actual results to differ significantly from management's expectations are described in our 2022 Annual Report on Form 10-K. This Proxy Statement should be read in consideration of these risk factors.  Information included in this document, and any issues identified as important for purposes of this document, may not be considered material for SEC reporting purposes. We undertake no obligation to update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

BROADWAY FINANCIAL CORPORATION
4601 Wilshire Boulevard Suite 150
Los Angeles, California 90010

PROXY STATEMENT
Annual Meeting of Stockholders
Wednesday, June 21, 2023

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Broadway Financial Corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) that will be held at 9:00 a.m. (PDT) on Wednesday, June 21, 2023, as a virtual meeting conducted through the Internet, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first made available to stockholders on the Internet on or about May 1, 2023. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Annual Meeting of Stockholders sent by the Company to all stockholders of record as of the Record Date (described below) for the Annual Meeting, or contact Audrey A. Phillips, Vice President, and Corporate Secretary, at (202) 243-7141.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal”) as part of Broadway Federal’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed, and Broadway Federal became a wholly owned subsidiary of the Company on January 8, 1996. On April 1, 2021, the Company completed a merger (the “Merger”) with CFBanc Corporation (“CFBanc”), with the Company continuing as the surviving entity. Immediately following the Merger, Broadway Federal merged with and into City First Bank of D.C, National Association with City First Bank of D.C., National Association (the “Bank”, or “City First”, which concurrently changed its name to City First Bank, National Association) continuing as the surviving entity and a wholly-owned subsidiary of the Company. Throughout this Proxy Statement, the terms “we”, “us”, “our” and the “Company” refer to Broadway Financial Corporation and, unless otherwise indicated, such references include the Bank. Prior to the Merger, no bank holding company or other person controlled the Company. In the Merger, City First Enterprises, Inc. (“City First Enterprises”), the bank holding company that formerly controlled CFBanc, received 6,622,236 shares of our Class A voting common stock, par value $0.01 per share (the “Voting Common Stock”), representing approximately 13.6% of our Voting Common Stock outstanding, in exchange for its shares of Class A Common Stock of CFBanc.City First Enterprises is now a controlling person of the Company.

RECORD DATE AND VOTING OF SHARES

The Board has selected April 24, 2023 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 48,721,223 shares of the Company’s Voting Common Stock were outstanding at the close of business as of March 31, 2023. A majority of the shares of Voting Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Stockholders will be entitled to cast one vote for each share of Voting Common Stock held by them of record at the close of business on the Record Date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders and on which they are entitled to vote. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. The use of cameras or recording devices at the Annual Meeting is prohibited, other than by the Company, or as authorized by the Company.

Abstentions will be treated as shares of Voting Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of any matter submitted for a vote of the stockholders. Broker non-votes on particular matters will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

Proposal 1: Election of Directors

A plurality of votes of the holders of shares of Voting Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required for the election of directors, and there is no cumulative voting.  Broker non-votes will not be considered shares of Voting Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal for purposes of determining the election of directors.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of the majority of the shares of Voting Common Stock voting on the proposal will be required to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm. Broker non-votes, if any, and abstentions will not be considered shares of Voting Common Stock voting on the proposal for purposes of determining the approval of this matter and therefore will have no effect on the outcome.

Proposal 3: Advisory Approval of Executive Compensation

The affirmative vote of the majority of the shares of Voting Common Stock voting on the proposal will be required to adopt the non-binding proposal to approve executive compensation described in this Proxy Statement. Broker non-votes, if any, and abstentions will not be considered shares of Voting Common Stock voting on the proposal for purposes of determining the approval of this matter and therefore will have no effect on the outcome.

Proposal 4: Approval of an Amendment and Restatement of the Company’s 2018 Long-Term Incentive Plan

The affirmative vote of the majority of the shares of Voting Common Stock voting on the proposal will be required to amend and restate the Broadway Financial Corporation 2018 Long-Term Incentive Plan to increase the number of shares reserved for issuance by 3,900,000 shares described in this Proxy Statement. Broker non-votes, if any, and abstentions will not be considered shares of Voting Common Stock voting on the proposal for purposes of determining the approval of this matter and therefore will have no effect on the outcome.

Proposal 5: Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock With No Change to the Number of Authorized Shares

The affirmative vote of holders of shares representing a majority of the outstanding Voting Common Stock entitled to vote on the matter is required to approve an amendment to the Certificate of Incorporation. Broker non-votes, if any, and abstentions will count as a vote “against” the proposal.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, and FOR approval of each of the other proposals described in this Proxy Statement or recommended by the Board. If other matters are properly presented at the Annual Meeting and may properly be acted upon, the proxies solicited hereby will be voted in accordance with the best judgment of the persons named in such proxies.

REVOCATION OF VOTING INSTRUCTIONS AND PROXIES

Any stockholder may revoke his or her electronic voting instructions or proxy card vote on a matter at any time before voting on the matter is completed at the Annual Meeting through the Internet or by delivering a later-dated voting instruction, proxy card, or other written notice of revocation to Audrey A. Phillips, Vice President and Corporate Secretary of the Company, at 4601 Wilshire Boulevard, Suite 150, Los Angeles, California 90010.

SOLICITATION OF PROXIES

Proxies are being solicited by this Proxy Statement on behalf of the Board. The principal solicitation of proxies is being conducted by mail. Computershare, the Company’s transfer agent, will assist in the solicitation of proxies at no additional fee, but will be reimbursed for certain expenses. In addition to the mailed proxy materials, to the extent necessary, proxies may be solicited by telephone or by other means of communication by officers, directors and employees of the Company or the Bank, and the Company’s financial advisors, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by telephone, personal contact, or other means. The Company will bear the cost of this solicitation of proxies, including postage, printing, and handling, and will reimburse brokers and other nominee holders of shares of the Company’s Voting Common Stock for their expenses incurred in forwarding solicitation materials to beneficial owners of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2023 concerning the shares of the Company’s common stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Voting Common Stock, each director or director nominee, each Named Executive Officer, and all current directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of March 31, 2023, we had 48,721,223 shares of Voting Common Stock outstanding.

Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned	Percent of Voting Common Stock	Number of Shares of Non-Voting Common Stock, Class B Beneficially Owned(1)	Number of Shares of Non-Voting Common Stock, Class C Beneficially Owned(2)	Percent of Total Common Stock Outstanding(3)
5% Beneficial Owners:
City First Enterprises(4)	6,622,236	13.59%	—	—	9.01%
Cedars-Sinai Medical Center(6)	2,808,989	5.77%	—	—	3.82%
EJF Capital LLC(5)	2,652,000	5.44%	—	—	3.61%
Directors and Executive Officers(7):
Brian E. Argrett	181,778	*	—	—	*
Wayne-Kent A. Bradshaw(8)	285,946	*	—	—	*
Robert C. Davidson(9)	104,561	*	—	—	*
Mary Ann Donovan	17,333	*	—	—	*
John M. Driver	9,230	*	—	—	*
Marie C. Johns	17,333	*	—	—	*
William A. Longbrake	77,333	*	—	—	*
David J. McGrady	17,333	*	—	—	*
Dutch C. Ross III	48,043	*	—	—	*
Brenda J. Battey(10)	255,184	*	—	—	*
Ruth McCloud(11)	190,106	*	—	—	*
Tom A. Nida	40,604	*	—	—	*
John F. Tellenbach	—	—	—	—	—
LaShanya D. Washington	6,633	*	—	—	*
Sonja S. Wells	48,039	*	—	—	*
All current directors and executive officers as a group (15 persons)	1,299,458	2.66%	—	—	1.77%

*	Less than 1%.
(1)	The Class B non-voting common stock may not be converted to Voting Common Stock.
(2)
The Class C non-voting common stock may be converted to Voting Common Stock only upon the occurrence of certain prescribed forms of sales to third parties that are not affiliated with the holders thereof.

(3)
The total number of outstanding common shares as of March 31, 2023 was 73,506,357, which includes all outstanding shares of Class A voting common stock, Class B non-voting common stock, and Class C non-voting common stock.

(4)	The address for City First Enterprises is 1 Thomas Circle, NW, Suite 700, Washington, D.C. 20005.
(5)	The address for Cedars-Sinai Medical Center is 8700 Beverly Boulevard, TRES 6500, Los Angeles, CA 90048.
(6)	The address for EJF Capital LLC and each of such entities is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.
(7)	The address for each of the directors and named executive officers is 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010.
(8)	Includes 41,703 allocated shares under the City First Bank, National Association Employee Stock Ownership Plan (“ESOP”).
(9)
Includes 70,000 shares that are held by the Robert and Alice Davidson Trust, dated August 11, 1982. Robert Davidson and Alice Davidson share investment and voting power with respect to the shares held by the Robert and Alice Davidson Trust in their capacities as trustees of the trust.

(10)	Includes 31,589 allocated shares under the ESOP and 150,000 shares subject to options granted under the LTIP, which options are all currently exercisable.
(11)	Includes 27,436 allocated shares under the ESOP and 100,000 shares subject to options granted under the LTIP, which options are all currently exercisable.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s certificate of incorporation provides that the Board shall be divided into three classes of directors, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

The following table sets forth the names and information regarding the persons who are currently members of the Board, including those nominated by the Board for election at the Annual Meeting. The membership of the Board and the membership of the board of directors of the Bank are identical. If elected, Brian E. Argrett, Mary Ann Donovan, and William A. Longbrake will each serve for a term of three years or until their respective successors are elected and qualified. Each person has consented to be named in this Proxy Statement and has indicated his or her intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

Name	Age as of March 31, 2023	Director Since	Current Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
Brian E. Argrett[1]	59	2011*	2023	Chair of the Board, President and Chief Executive Officer
Mary Ann Donovan	58	2020*	2023	Director
William A. Longbrake	80	2011*	2023	Director
CONTINUING DIRECTORS:
Wayne-Kent A. Bradshaw	76	2012	2024	Director, Vice Chair
Marie C. Johns	71	2014*	2024	Lead Independent Director
David J. McGrady	67	1997*	2024	Director
Robert C. Davidson, Jr.	77	2003	2025	Director
Dutch C. Ross III	76	2016	2025	Director
John M. Driver[1]	58	2022	2025	Director

*	Including service as a director of CFBanc prior to the Merger.
[1]	Mr. Argrett was elected as Chair of the Board, effective April 1, 2023.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE NOMINEES.

The following is a brief description of the business experience of the nominees and continuing directors and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also set forth below for each nominee and continuing director is a description of the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director of the Company.

Director Nominees

Brian E. Argrett was Director, President and Chief Executive Officer of CFBanc and its wholly owned banking subsidiary from 2011 until the completion of CFBanc’s merger with the Company, at which time he became Vice Chair, President and Chief Executive Officer of both the Company and the Bank. Effective April 1, 2023, he became Chair of the Company and the Bank.

Formerly, Mr. Argrett was founder and managing partner of both Fulcrum Capital Group, an investment manager, and Fulcrum Capital Partners, L.P., an institutionally-backed private equity limited partnership. He also served as President, Chief Executive Officer, and director of Fulcrum Venture Capital Corporation, a federally licensed and regulated Small Business Investment Company. Prior to joining the Fulcrum entities, Mr. Argrett was an attorney with the real estate law firm of Pircher, Nichols & Meeks in Los Angeles, California. Mr. Argrett has served as chair, been a member, or held observer rights on numerous Fulcrum portfolio company boards, as well as having served on the boards of directors of other financial industry companies. Mr. Argrett was a presidential appointee to the Community Development Advisory Board of the U.S. Treasury Department under the Obama administration. Mr. Argrett has held leadership positions at the National Association of Investment Companies and the National Conference for Community and Justice and has been an elder at the Knox Presbyterian Church.

Currently, Mr. Argrett serves as Chairman of the Board of directors of City First Enterprises, which is a bank holding company that holds equity in the Company. Mr. Argrett is a recent appointee to the Board of IntraFi Network, he is a past Chairman and continues to serve on the board of directors of the Community Development Bankers Association. Also, he serves as a member of the Global Alliance on Banking on Values, and is a member of the Steering Committee of the Expanding Black Business Credit Initiative.

Mr. Argrett served as a director of the Board of Directors of the Federal Home Loan Bank of Atlanta from 2016 through December of 2021, during which time he served as the Vice Chair of the Board, Chair of its Enterprise Risk and Operations Committee, as well as a member of its Finance Committee and its Audit and Compliance Committee.

Mr. Argrett is a member of The Economic Club of Washington, D.C., the Federal City Council, and the Leadership Greater Washington Class of 2014. In addition, Mr. Argrett is a 2014 recipient of the Washington Business Journal Minority Business Leader Award. Mr. Argrett holds J.D. and M.B.A. degrees from the University of California, Berkeley, and a bachelor’s degree from the McIntire School of Commerce at the University of Virginia.

Mr. Argrett’s extensive experience in the financial services and banking industries, public and private company board experience, knowledge and experience in the Washington D.C. and Southern California markets, and knowledge of the Bank’s business, history, organization, and mission, and executive management experience qualify him to serve as a member of the Board.

Mary Ann Donovan has served as President and Chief Executive Officer of Raza Development Fund, a Latino-led and focused Community Development Financial Institution, since May 31, 2022. Prior positions held by Ms. Donovan include Chief Operating Officer of Local Initiatives Support Corporation, Director of the United States Department of the Treasury’s Community Development Financial Institutions (“CDFI”) Fund, CEO of CoMetrics, Inc. (a social enterprise that provides affordable business intelligence tools to small businesses and nonprofit entities), Senior Policy Advisor to the White House from 2012-2013, working collaboratively with the Office of Social Innovation and the Council on Environmental Quality, and Chief Operating Officer of Capital Impact Partners, a certified CDFI. Ms. Donovan has been a thought leader and a board member of many of the highest performing organizations in the community development sector. Ms. Donovan has been a Senior Fellow at the Center for Community Investment. She has published papers and articles for the National Academy for Public Administration, the Federal Reserve Bank of San Francisco, the Federal Reserve Bank of Boston, Forbes, the Skoll World Forum on Social Entrepreneurship, and the Milken Review. Ms. Donovan has a B.A. degree in Economics from Allegheny College and an M.B.A. degree in Finance from the University of Maryland. Prior to the completion of the Merger, Ms. Donovan was a director of CFBanc, and was appointed to be a director of the Company upon completion of the Merger.

Ms. Donovan’s operational experience, federal government public service, and community development knowledge and expertise, as well has her experience with corporate governance, marketing, and business development matters, all qualify her to serve on the Board.

William A. Longbrake has served as an Executive in Residence at the Robert H. Smith School of Business at the University of Maryland since June of 2009 where he participates in the Center for Financial Policy and writes a monthly economic newsletter for “Brain Trust.” Dr. Longbrake is active in numerous academic, business, and community service organizations, particularly those involving issues surrounding affordable housing and education. He is a current director of City First Enterprises. Dr. Longbrake is a former Chairman of the Board of Trustees of the College of Wooster, a residential four-year liberal arts college, and a former Chairman of the Board of HOPE LoanPort, a not-for-profit organization that provided a data management and communications web portal to housing counselors and home mortgage servicers. Dr. Longbrake is a director of the Washington State Investment Board, a director of the Boeing Employees Credit Union, President of the Seattle First Foundation, and a member of the Mortgage Markets Committee of the American Bankers Association. Dr. Longbrake was a Director of First Financial Northwest, a community bank located in Renton, Washington, from 2008-2010; a Director of the Federal Home Loan Bank of Seattle from 2002-2010; and a Director of the Washington Financial League from 2002-2010. He taught courses in business administration and finance at the University of Maryland and Seattle University. In 2007 Dr. Longbrake received the Distinguished Alumnus of the Year award from the Robert H. Smith School of Business of the University of Maryland. Dr. Longbrake began his career in Washington, D.C. where he served in various government positions, including Acting Senior Deputy Comptroller for Policy and Senior Deputy Comptroller for Resource Management for the Office of the Comptroller of the Currency and financial economist, chief financial officer, and deputy to the Chairman of the FDIC. He earned his B.A. degree in Economics from the College of Wooster and earned his master’s degree in Monetary Economics and his M.B.A. degree from the University of Wisconsin. He received his Ph.D. degree in finance from the University of Maryland. Prior to the completion of the Merger, Dr. Longbrake was a director of CFBanc, and was appointed to be a director of the Company upon completion of the Merger.

Dr. Longbrake has extensive experience in finance and investments, macroeconomics and monetary policy, risk management, housing, and public policy. His extensive experience in accounting, banking, community development, and corporate governance experience, along with his regulatory, finance, and capital markets experience with both public and private companies qualify him to serve as a member of the Board.

Continuing Directors

Wayne-Kent A. Bradshaw was President and Chief Executive Officer of the Company and Broadway Federal until the Merger of the Company with CFBanc, whereupon he became Chair of the Board of the Company and City First Bank, National Association. He relinquished his position as Chair of the Company in March 2023 and became Vice Chair effective April 1, 2023. Mr. Bradshaw joined the Company in February of 2009 as President and Chief Operating Officer and was appointed Chief Executive Officer in January 2012. He was elected to serve as a director of both the Company and Broadway Federal in September 2012. Prior to joining the Company, Mr. Bradshaw was the Regional President for Community and External Affairs of Washington Mutual Bank from 2003 to 2009. He was President and Chief Executive Officer of Los Angeles-based Family Savings Bank from 1989 until 2002 and Chief Deputy Superintendent for the California State Banking Department from 1981 to 1983. Mr. Bradshaw has served on many community and educational boards. He most recently served on the boards of directors of California State University Northridge, Northridge Hospital Medical Center, California Community Reinvestment Corporation, and the Western Bankers Association. He currently serves on the boards of the Federal Reserve Bank of San Francisco - Los Angeles Branch and Louisville High School.

Mr. Bradshaw has over 52 years of experience in financial management and banking. He has the proven ability to plan and implement programs that optimize opportunities to accelerate profitable growth in highly competitive environments. Mr. Bradshaw has extensive experience in community banking, commercial banking, and as a bank regulator, and his knowledge and experience qualify him to serve on the Board and as its Vice Chair.

Marie C. Johns has over 30 years’ experience as a leader in business, civic, and government service. Ms. Johns focuses on community service in the areas of education and economic development. She served as President of Verizon Washington and was nominated by President Barack Obama to serve as Deputy Administrator of the U.S. Small Business Administration, (“SBA”). In 2011, under Ms. Johns’ leadership and initiatives, the SBA lent more than $30 billion to more than 60,000 small businesses, a record in the history of the SBA. Over 10 years ago, Ms. Johns founded L&L Consulting, LLC (now PPC-Leftwich LLC), a business development, organizational effectiveness and public policy consulting practice, which is based in Washington, D.C. and where she continues to serve as CEO Ms. Johns has served on several boards of directors, including the Federal City Council, the Economic Club of Washington, D.C., the Washington, D.C. Chamber of Commerce, WLR Foods (a poultry producer), Kaiser Permanente of the Mid-Atlantic Region, Hager Sharp (a communications and marketing firm), Document Systems Inc. (a document imaging and storage firm) and Harvest Bank of Maryland. Ms. Johns is a Trustee of Howard University where she chairs the Student Life Committee and serves as vice chair of the Governance Committee. Ms. Johns is a member of the Greater Washington, D.C. Business Hall of Fame, one of the Greater Washington Board of Trade’s “Leaders of the Year” and the recipient of over 100 awards from different organizations for her community service. Ms. Johns received her B.S. and M.P.A. degrees from the O’Neill School of Public and Environmental Affairs at Indiana University where she currently serves as a member of the Dean’s Council and she formerly served as a Board member for the Tobias Center for Leadership Excellence. Prior to the completion of the Merger, Ms. Johns, served as a Director since 2014, and as Chair of the Board of CFBanc since 2018. She was appointed to be the Lead Independent Director of the Company in 2021.

Ms. Johns has over 30 years executive management experience in the public and corporate sectors. She has served on a variety of private company and not-for-profit boards and her expertise in governance, regulatory issues, business development, and the Washington D.C. market qualify her to serve on our board of directors as our Lead Independent Director.

David J. McGrady is a consultant specializing in community development issues and is a nationally recognized expert on the New Markets Tax Credit program. He has been a key advisor on more than 30 successful New Markets Tax Credit applications, with allocations totaling more than $1.7 billion, and has assisted those recipients in developing and implementing capitalization and deployment plans in their respective markets. He also advises banks, investors, foundations, municipalities and CDFIs, on a range of issues, including corporate structure and governance, capitalization, market and risk assessment, product development, underwriting loans and investments, portfolio management, and tax credit programs. Mr. McGrady was Director of Commercial Programs for the Center for Community Self-Help in Durham, North Carolina. Under his leadership, the Center for Community Self-Help originated over 1,300 higher risk business loans totaling more than $80 million. He is also a director of City First Enterprises, which is the bank holding company of our Company, chair of City First Enterprises’ Directors Loan Committee and a member of Calvert Impact Capital’s Investment Committee. Mr. McGrady received his bachelor’s degree from King University and law degree from Harvard. Prior to the completion of the Merger, Mr. McGrady, served as a Director on the Board of CFBanc since 1998, and was appointed to be a director of the Company upon completion of the Merger.

Mr. McGrady’s experience in corporate governance and community development matters and legal expertise, as well as his background in finance and the real estate, mortgage, and tax credit industries, qualify him to serve as a member of the Board.

Robert C. Davidson, Jr. served, until his retirement in 2007, in the position of Chairman and Chief Executive Officer of Surface Protection Industries, a paint and specialty coatings manufacturing company he founded in 1978, that became one of the leading African American-owned manufacturing companies in the United States and the largest in California. Previously, from 1972 to 1974, he co-founded and served as Vice President of Urban National Corporation, a private venture capital corporation that was focused specifically on investing in minority-controlled businesses. Mr. Davidson currently also serves on the boards of directors of Smithsonian American Art Museum (Chairman-Elect), Diversity Advisory Board at Toyota Motor North America, Morehouse College (Chairman Emeritus), Art Center College of Design (Chairman Emeritus), Cedars-Sinai Medical Center, (Lifetime Member) and the University of Chicago Graduate School of Business Advisory Council.

Mr. Davidson has extensive entrepreneurial experience in developing and managing small and medium-sized businesses. He has hands-on experience in marketing and sales, human resources and strategic planning and implementation. He has a long history with, and extensive knowledge of the Company and of the markets and communities in which the Company operates. We believe that this history, knowledge, and overall experience qualify him to serve on the Board.

Dutch C. Ross III is the former President and Chief Executive Officer of Economic Resources Corporation (“ERC”), a non-profit corporation with a mission of promoting economic development and job creation in underserved communities. Mr. Ross served in that capacity from 1996 until his retirement in August 2020. Prior to joining ERC, Mr. Ross held a variety of managerial, financial, and planning positions in the corporate headquarters, divisional, and subsidiary operations of Atlantic Richfield Company (“ARCO”) from January 1975 to December 1995. From 1971 to 1975, Mr. Ross was employed in financial analysis positions with The Wickes Corporation. Mr. Ross has been active in a number of community organizations in the Los Angeles area that are devoted to building stronger communities and has served on the board of directors of several such organizations, including Genesis L.A. Economic Growth Corporation, where he currently serves on the Audit and Finance Committees. He has served on the Board since 2016.

Mr. Ross received his B.S. degree in Industrial Economics and a Masters in Industrial Management from Purdue University.

Mr. Ross is a financial executive with over 45 years of managerial experience with Fortune 500 companies and non-profit economic development organizations and has extensive knowledge of the Company. Mr. Ross’ knowledge and experience qualifies him to serve on the Board.

John M. Driver is a technology entrepreneur and innovator with leadership experience in large, public and privately-held multinational companies and early-stage startups. He has a foundation in software marketing & sales and direct experience in new product launches for first-to-market categories. Navigating complexity, delivering innovation, and creating new opportunities within the IoT (Internet-of-Things) market are hallmarks of his career. As CEO, he currently leads Lynx Technology, a digital media technology company he founded through a management buyout of the multinational Connected Home operations of PacketVideo, a subsidiary of NTT DoCoMo. Previously, Mr. Driver served as Chief Operating Officer and Chief Marketing Officer of PacketVideo, co-founder and Chief Executive Officer of JoynIn and in senior marketing leadership roles for Serena Software and Sun Microsystems.

Mr. Driver is currently an Independent Director at Vital Energy, Inc. (NYSE: VTLE). Additionally, he serves as Chair of the Board of Trustees of the Fleet Science Center in San Diego and is a former Board Member of the San Diego YMCA Overnight Camps. He is actively involved with Stanford University, serving as former Chair of the Stanford Associates Board of Governors, a guest lecturer for Stanford’s Department of Management Science and Engineering, is the former President of the Stanford Multicultural Alumni Club of San Diego and a recipient of the Stanford Governor’s Award in recognition of exemplary and long-standing volunteer service. He is NACD Directorship CertifiedTM and earned the NACD Certificate in Cybersecurity Oversight. Mr. Driver earned a Bachelor of Science in Industrial Engineering from Stanford University and a Master of Business Administration from The Tuck School of Business at Dartmouth College.

Mr. Driver has expertise in corporate governance, strategy, finance, acquisitions, international operations; enterprise, consumer, and mobile application software; enterprise computer systems & services, Internet-of-Things, global sales & marketing strategy, developing and patenting award-winning technologies, and corporate governance. Mr. Driver’s knowledge and experience qualifies him to serve on the Board

Director Independence

We have adopted standards for director independence pursuant to the Nasdaq Stock Market (“Nasdaq”) listing standards. The Board has considered relationships, transactions, and/or arrangements with each of its directors, and has determined that all of the Company’s non-employee directors other than Mr. Bradshaw (Mr. Davidson, Ms. Donovan, Mr. Driver, Ms. Johns, Dr. Longbrake, Mr. McGrady, and Mr. Ross) are “independent” under applicable Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules.

Board Leadership Structure

Effective April 1, 2023, the Company currently operates under a leadership structure in which the positions of Chairman of the Board and Chief Executive Officer are combined. Prior to this, the Company operated under a leadership structure in which the positions of Chairman of the Board and Chief Executive Officer of the Company were separated. The position of Chairman of the Board was held by Mr. Bradshaw who served as the Company’s President and Chief Executive Officer until the closing of the Merger on April 1, 2021, at which time he became the Board’s Chair. Effective with the second anniversary of the Closing Date of the Merger and subject to the then-current Board of Directors of the Surviving Entity’s exercise of its fiduciary obligations and vote, Mr. Argrett was appointed Chair of the Board. Mr. Argrett also serves as the Company’s President and Chief Executive Officer. Concurrent with Mr. Argrett’s appointment, Mr. Bradshaw was designated as the Vice Chair of the Board and Ms. Johns was reaffirmed as the Lead Independent Director.

We believe having Mr. Argrett serve as Chair of the Board and the Company’s Chief Executive Officer is appropriate because serving in those two capacities allows him to more effectively execute the Company's strategic initiatives and business plans and confront its challenges.  In addition, Mr. Argrett has extensive knowledge of all aspects of the Company and its business, risks, industry, and customers and is best positioned to elevate the most critical business issues for consideration by the Board.  We also believe this current board leadership structure provides the Company with decisive and effective leadership with clearer accountability to stockholders and customers.

As the Chair of the Board, Mr. Argrett provides leadership to the Board and works with the Board and executive management to define the Board’s structure and coordinate its activities in the fulfillment of its responsibilities. In addition, he presides over periodic executive sessions of the Board and coordinates the agenda for meetings.

Mr. Argrett does not qualify as an independent director under the Nasdaq listing standards because of his role as the Company’s Chief Executive Officer. Therefore, the Board has designated Ms. Johns as Lead Independent Director, continuing a position that she has held since the Merger. As such, Ms. Johns chairs any meeting of the independent directors in executive session, works with the Board Chair and Vice Chair in coordinating agendas for meetings, serves as a liaison between the independent directors and management, and consults with the Board Chair and Chief Executive Officer on matters relating to corporate governance and Board performance.

As Chief Executive Officer of the Company, Mr. Argrett has general responsibility for supervision and management of the business affairs of the Company and is responsible for assuring that policy decisions of the Board are implemented as adopted. He, in conjunction with the Board, is responsible for the development and implementation of the Company’s strategic plans.

Risk Oversight

The Board’s role in the Company’s risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, and reputational risks. The Board reviews these reports to enable it to understand and assess the Company’s risk identification, risk management, and risk mitigation strategies. While the Board has the ultimate oversight, responsibility for the risk management process is delegated in part to various committees of both management and the Board. The Risk and Compliance Committee of the Bank’s board of directors reviews the development, implementation, and maintenance of risk management processes from a Bank-wide perspective and assesses the adequacy and effectiveness of the Bank’s risk management policies. In accordance with the Audit Committee charter, the Audit Committee assists the Board in its oversight of the Company’s risk assessment and risk management policies as well as the procedures adopted to implement those policies and the safety and soundness of the Company. The Directors Loan Committee evaluates and manages credit risk and loan concentration risk, while the Internal Asset Review Committee reviews loan classifications and loss risk in the Bank’s loan portfolio. In addition, the Asset and Liability Committee manages investment, interest rate, and financial risk exposure, the Compensation and Benefits Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest, and overall governance of the Company. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee and management reports.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive, principal financial and principal accounting officers, or persons performing similar functions. Our Code of Ethics is posted on our website at www.cityfirstbank.com. We intend to disclose future amendments to certain provisions of the Code of Ethics, and waivers of the Code of Ethics granted to executive officers and directors, on the website within four business days following the date of the amendment or waiver.

Identifying and Evaluating Nominees for Director

The Company’s Corporate Governance Committee is charged with the responsibilities of identifying and recommending candidates to be nominated for election as directors. The committee considers candidates suggested by its members, other directors, and stockholders in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for Presentation at the Annual Meeting” for additional information regarding stockholder nominations of director candidates. The Corporate Governance Committee’s duties and responsibilities and the qualifications for director nominees are described in the Corporate Governance Committee Charter, which is available on the Company’s website at www.cityfirstbank.com.

All director candidates, including those nominated by stockholders, are evaluated on the same basis. In determining the needs of the Board and the Company, the Corporate Governance Committee considers the qualifications of current directors and consults with other members of the Board, the Chief Executive Officer and, where appropriate, external advisors. Generally, the Corporate Governance Committee believes that all directors should exemplify the highest standards of integrity and honesty, have demonstrated business acumen, experience, and ability to exercise sound judgment, and the ability to understand the Company and its industry and regularly attend and participate in Board and committee meetings. They should also have the interest and ability to understand the interests of the various constituencies of the Company, including stockholders, employees, customers, governmental units, creditors, and the general public. Director candidates who are not current directors are interviewed by one or more members of the Corporate Governance Committee, and the Chief Executive Officer and the results of those interviews are considered by the Corporate Governance Committee and the Board in their deliberations.

Both the Board and the Corporate Governance Committee consider diversity when identifying and evaluating candidates because diversity is considered to be a critical asset to the Company. The Board and Corporate Governance Committee have no formal policy on the consideration of diversity in identifying director candidates, although both the Board and Corporate Governance Committee take into consideration the diverse characteristics of existing Board members and potential candidates when identifying and evaluating candidates. The Board may require a candidate to be sufficiently diverse from the other Board members, in ethnicity, gender, educational, professional and/or managerial backgrounds and experience, to provide a range of perspectives and interests among the members of the Board.

Board Diversity Matrix (As of December 31, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background:
African American or Black	1	5	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Committees and Meetings of the Board

The Company has three standing Board committees: the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance Committee. The Bank has six Board committees: the Audit Committee, the Risk and Compliance Committee, the Compensation and Benefits Committee, the Internal Asset Review Committee, the Directors Loan Committee, and the Corporate Governance Committee.

Company Committees

The Audit Committee consists of Dr. Longbrake (Chair), Ms. Donovan, Mr. Driver, and Ms. Johns. This committee is responsible for the engagement and oversight of the Company’s independent registered public accounting firm. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is also responsible for oversight of the internal audit function of the Company, and assessment of accounting and internal control policies. The Audit Committee held ten (10) meetings during 2022. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and has a written charter, which Is available on the Company’s website at www.cityfirstbank.com. All the members of the Audit Committee are independent directors as defined under the Nasdaq listing standards. In addition, the Board has determined that Dr. Longbrake’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert,” as defined by the SEC.

The Compensation and Benefits Committee consists of Mr. Davidson (Chair), Mr. Ross, Mr. McGrady, and Dr. Longbrake. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation and Benefits Committee is authorized to engage its own outside experts for advice.

The Chief Executive Officer recommends to the Compensation and Benefits Committee the amount and form of compensation for each of the executive officers other than himself, and the amount and form of compensation for the Chief Executive Officer is determined and approved by the Compensation and Benefits Committee and approved by the Board. The Compensation and Benefits Committee has a written charter, which is available on the Company’s website at www.cityfirstbank.com The Compensation and Benefits Committee held nine (9) meetings during 2022.

The Corporate Governance Committee consists of Ms. Johns (Chair), Mr. Davidson, Ms. Donovan, and Mr. Driver. This committee is designated as the Nominating Committee of the Board and is responsible for the review of the qualifications of persons being considered for election as directors, including existing directors, and for recommending candidates for election to the Board. The Corporate Governance Committee held twelve (12) meetings in 2022. Nominees for the 2023 Annual Meeting were recommended by the Corporate Governance Committee and approved by the Board. The Corporate Governance Committee’s duties and responsibilities and the qualifications for director nominees are described in the Corporate Governance Committee Charter, which is available on the Company’s website at www.cityfirstbank.com. All the members of the Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards. The Corporate Governance Committee is authorized to retain any search firm in connection with identifying director nominees and has authority to approve the search firm’s fees and other retention terms.

Bank Committees

The Audit Committee consists of Dr. Longbrake (Chair), Ms. Donovan, Mr. Driver, and Ms. Johns. This committee is responsible for the engagement and oversight of the Bank’s independent registered public accounting firm. The Audit Committee is also responsible for oversight of the internal audit function and assessment of accounting and internal control policies. The Audit Committee held ten (10) meetings during 2022.

The Risk and Compliance Committee consists of Mr. Bradshaw (Chair), Mr. Driver, Ms. Johns, and Dr. Longbrake. This committee is responsible for monitoring regulatory compliance, including oversight of the Bank’s compliance with cybersecurity-related issues. The Risk and Compliance Committee held eight (8) meetings during 2022.

The Compensation and Benefits Committee consists of Mr. Davidson (Chair), Dr. Longbrake, Mr. McGrady, and Mr. Ross. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters. This committee also evaluates the Chief Executive Officer’s performance, salary, and benefits, and makes recommendations regarding such matters for approval by the Board. The Compensation and Benefits Committee held nine (9) meetings during 2022.

The Internal Asset Review Committee consists of Mr. Ross (Chair), Mr. Bradshaw, Mr. Davidson, and Mr. McGrady. This committee is responsible for the review and approval of asset classifications and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank’s allowance for loan losses. The committee held six (6) meetings during 2022.

The Directors Loan Committee consists of Mr. McGrady (Chair), Mr. Bradshaw, Ms. Donovan, and Mr. Ross. The Directors Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies, and approving specific loans in accordance with the Bank’s loan policy. The Loan Committee held ten (10) meetings during 2022.

The Corporate Governance Committee consists of Ms. Johns (Chair), Mr. Davidson, Ms. Donovan, and Mr. Driver. This committee is responsible for the review of the qualifications of persons being considered for election to the Bank’s Board of Directors, including existing directors, and for nominating candidates for such election. The Corporate Governance Committee held twelve (12) meetings during 2022.

Board Meetings

The Boards of Directors of the Bank and the Company each held eleven (11) regular meetings and one (1) special board meetings during 2022. All incumbent directors attended at least ninety-five (95%) percent of all meetings held during 2022 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

The Company encourages all members of the Board to attend the Annual Meeting. Mr. Argrett, Mr. Bradshaw and all the then-serving outside directors of the Company attended the 2022 Annual Meeting of Stockholders.

Communications with the Board

The Board has an established process for stockholder communications with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Financial Corporation, 4601 Wilshire Boulevard, Suite 150, Los Angeles, California 90010. Communications addressed to the Board are reviewed by the Corporate Secretary and directed to the Chair of the Board for further review and distribution to all members of the Board. Communications addressed to individual directors are forwarded directly to the office of the named director.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls. The Company’s independent registered public accounting firm, Moss Adams LLP, is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee operates under a written charter approved by the Board. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022, with management and the independent auditors, Moss Adams LLP, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent registered public accounting firm such matters as are required to be discussed with the Audit Committee under the requirements and standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received by the Committee as required by the rules of the PCAOB regarding the independence of such auditors, and has considered the compatibility of non-audit services provided by the auditors with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations or audits, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022.

Audit Committee

Dr. William A. Longbrake, Chair

Ms. Mary Ann Donovan

Mr. John M. Driver

Ms. Marie C. Johns

EXECUTIVE OFFICERS

The following table sets forth information with respect to current executive officers of the Company and the Bank who are not directors. Except as noted, all references to the Bank refer to City First Bank, National Association. Officers of the Company and the Bank serve at the discretion of, and are elected annually by, the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Brenda J. Battey	65
Executive Vice President and Chief Financial Officer of the Company since June 2013 and the Bank(2) since April 2013. Senior Vice President and Senior Controller of the Bank of Manhattan from September 2011 to June 2012.

Ruth McCloud	74
Executive Vice President and Chief Operating Officer of the Company and Bank since April 2021. Previously Executive Vice President of the Company, and Executive Vice President and Chief Retail Banking Officer of the Bank(2) since July 2014.

Tom Nida	73
Executive Vice President and Market Executive of the Company since April 2021, and of the Bank since January 2019. Senior Vice President and D.C. Regional Executive at John Marshall Bank from October 2017 to January 2019. Executive Vice President and Managing Director of Community Development and Non-Profit Banking, as well as an Executive Vice President and D.C. Market President at United Bank from April 2004 to September 2016.

John Tellenbach	56	Executive Vice President, West Commercial Regional Executive of the Company since February of 2023. Senior Vice President and Chief Credit Officer of Malaga Bank beginning in 2015.
Sonja S. Wells	68
Executive Vice President, East Commercial Regional Executive of the Company, and of the Bank since April 2023. Executive Vice President and Chief Lending Officer, Commercial Banking, of the Company and the Bank since April 2021. Previously Executive Vice President and Chief Lending Officer of the Bank since January of 2021. Senior Vice President and Interim Chief Lending Officer of the Bank from May 2020 to January 2021 and prior to that Senior Vice President and Relationship Manager of the Bank from July 2015.

LaShanya Washington	49
Executive Vice President, Chief Credit Officer of the Company since April 2023 and Senior Vice President, Deputy Chief Credit Officer since August 2022. Senior Vice President and Senior Credit Officer of the Bank since April 2022 and Credit Risk Officer since February 2019. Senior Credit Analyst at United Bank from November 2018 to February 2019, and Manager for Loan Servicing and Accounting for Capital Impact Partners from November 2015 until August 2018.

(1)	As of March 31, 2023.

(2)	Refers to Broadway Federal until April 1, 2021, the date on which Broadway Federal merged with and into City First, and to City First from and after that date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table includes information concerning the compensation paid to or earned by our Chief Executive Officer (“CEO”) and our two other most highly compensated executive officers. Each executive is referred to herein as a named executive officer (“NEO”).

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total ($)
Brian E. Argrett, Chief Executive Officer(4)	2022 2021	$550,000 $502,500	$210,000 $200,000	$206,250 $160,000	$66,463 $42,734	$1,032,713 $905,234
Brenda J. Battey Chief Financial Officer	2022 2021	$265,000 $247,231	$61,900 $-	$75,287 $61,808	$40,206 $64,407	$442,393 $373,446
Ruth McCloud Chief Operating Officer	2022 2021	$260,000 $210,656	$52,700 $-	$73,736 $52,700	$26,270 $47,595	$412,706 $310,952

(1)
This column reports the grant date fair value of restricted stock granted during each year reported. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 17 to our consolidated financial statements, Stock-Based Compensation.

(2)
The amounts shown represent the cash incentive compensation awards earned by each NEO under the Bank’s Incentive Plan for Management (“Incentive Plan”), based on the objective criteria established by the Board at the beginning of each year. The Company’s achievement of such objective criteria is determined by the Board’s compensation and benefits committee (“Compensation Committee”). The Compensation Committee evaluates the performance results at the beginning of the following year and approves the amounts of bonuses to be paid.

(3)
Includes amounts paid by the Company to the 401(k) account of the NEO and allocations under the City First Bank, National Association Employee Stock Ownership Plan. Also includes perquisites and other benefits consisting of automobile and telephone allowances, health benefits and life insurance premiums.

(4)	Mr. Argrett became the President and Chief Executive Officer on April 1, 2021.

Employment Agreements

Brian Argrett

The Company and Mr. Argrett are parties to an employment agreement effective November 17, 2021 (the “Employment Agreement”), providing for Mr. Argrett’s continued service as the Company’s President and Chief Executive Officer and a member of the Board and the board of directors of the Bank. The Employment Agreement has a five-year term beginning on April 1, 2021, subject to annual one-year automatic extensions thereafter unless the Company or Mr. Argrett provides at least 90-days’ prior written notice. Under the agreement, Mr. Argrett was entitled to a base salary of $520,000 per year for the 2021 calendar year, which increased to $550,000 effective January 1, 2022, and which may be further increased but not decreased (other than in connection with an across-the-board reduction in salary applicable to other executive officers) in the Board’s discretion. For the 2021 calendar year, Mr. Argrett received a bonus of $160,000. For calendar year 2022 and thereafter, Mr. Argrett’s target bonus will equal 30% of his base salary. The bonus amount is determined based on the degree of achievement of specified business plan objectives as evaluated annually by the Compensation Committee. No bonus will be paid if the degree of achievement of the business plan objectives is less than 80%. The cash bonus will range from 24% of base salary if the degree of achievement of the business plan objectives is 80% up to a maximum of 37.5% of base salary if the degree of achievement of the business plan objectives is 125% or more.

For his service in 2021, Mr. Argrett received a grant of restricted stock under the Company’s 2018 Long-Term Incentive Plan with a grant date value of $200,000. Beginning in calendar year 2022, Mr. Argrett became eligible for annual opportunities to receive grants of restricted stock, with the grant date value determined by the Compensation Committee based on the degree of achievement of specified performance metrics determined by the Company. The target grant date value of such grants for each year is 40% of base salary. No equity grants will be made if the degree of achievement of specified business plan objectives is less than 80%, and the grants will range in grant date value from 32% of base salary if the degree of achievement of the business plan objectives is 80% up to a maximum of 50% of base salary if the degree of achievement of the business plan objectives is 125% or more. All such awards will vest as to 33% on the first anniversary of grant, with the remainder vesting in equal monthly installments over the following 24 months, or in full in the event of Mr. Argrett’s death, disability, termination for Good Reason, or termination by the Company without Cause. “Cause” includes Mr. Argrett’s failure to substantially perform duties or material breach of the Employment Agreement or Company policy by Mr. Argrett (each after a permitted cure period); willful violation of law or regulation; conviction of a felony and certain other events of a comparable nature. “Good Reason” includes the demotion of Mr. Argrett or reduction of his authority or responsibilities; reduction of his salary (other than a reduction described above); failure to reelect him to the Board or the board of directors of the Bank; relocation of his current primary work location by more than 20 miles; or the Company’s material breach of the Employment Agreement (after a permitted cure period).

Under the Employment Agreement, Mr. Argrett is entitled to: (i) vacation of 30 days annually, with right to carry over up to 15 days of vacation; (ii) automobile allowance of $1,500 per month; (iii) medical, dental, life and long-term disability insurance, and other benefit programs provided to other senior executives of the Company; (iv) 401(k) plan participation with current Company matching contribution policy; and (v) social club dues in accordance with Company policy, including dues currently paid by the Company of $1,500 per month.

Mr. Argrett would be entitled to receive the following severance payments upon termination of his employment by the Company without Cause, by Mr. Argrett for Good Reason, or due to Disability. “Disability” under the agreement means that either (A) Mr. Argrett is deemed disabled for purposes of any group or individual long-term disability policy maintained by the Company that covers Mr. Argrett, or (B) in the good faith judgment of the Board, Mr. Argrett is substantially unable to perform his duties under the Employment Agreement for more than one hundred twenty (120) days, whether or not consecutive, in any twelve (12) -month period, by reason of a physical or mental illness or injury. Such payments would include the amount of any earned but unpaid bonus for services rendered by Mr. Argrett during the previous calendar year, plus 36 months of the base salary and other benefits summarized above (to the extent permitted under the applicable benefit plans) payable over that period in accordance with the Company’s normal payroll practices. If Mr. Argrett’s employment is terminated by the Company upon his death or due to Disability, Mr. Argrett will also receive any earned but unpaid bonus for services rendered during the calendar year of termination, provided that he was employed by the Company for at least six months during the calendar year of termination. If he is employed by the Company for less than the full calendar year in which the termination occurs, the bonus will be prorated based on the ratio of the number of days he is employed during the calendar year to 365 days. Payment of the severance payment is conditioned on the execution of a release of claims against the Company. If Mr. Argrett’s employment is terminated by the Company without Cause or by Mr. Argrett for Good Reason within two years after a Change in Control (as defined in the Employment Agreement), he will be entitled to receive the discounted present value of the severance in a lump sum payable within 10 days after a release of claims against the Company becomes effective. The Employment Agreement also contains customary prohibitions against solicitation of customers and employees and prohibitions against disclosure of confidential information of the Company.

The Employment Agreement replaced in its entirety the prior employment agreement, dated December 29, 2017, by and among the Bank, CFBanc Corporation, and Mr. Argrett that was assumed by the Company in connection with the Merger.

Nonqualified Deferred Compensation Plan for Brian Argrett

On December 5, 2018, City First Bank established a non-qualified deferred compensation plan that permits Mr. Argrett to defer receipt of a percentage of his salary. The Board determines in its sole discretion the percentage to be contributed each year. Mr. Argrett is the only participant of the plan.

Brenda Battey and Ruth McCloud

Each of Brenda Battey and Ruth McCloud serve in their respective positions pursuant to employment agreements (the “Executive Employment Agreements”) entered into with the Company and the Bank effective in May 2017 and subsequently amended in certain respects. The Executive Employment Agreements provided for an initial term of employment of three years, subject to annual one-year extensions by mutual agreement of the parties. The Executive Employment Agreements provide for the payment of an annual base salary, which is currently $265,000 for Ms. Battey, and $260,000 for Ms. McCloud, which are subject to annual review and possible increase by the Board. The Executive Employment Agreements also provide for participation in the Bank’s Employee Stock Ownership Plan, eligibility to receive equity-based awards pursuant to the Company’s 2018 Long-Term Incentive Plan of such types and in such amounts as are determined by the Board, and eligibility to participate in all employee benefit plans applicable to senior executive officers, including the Bank’s Incentive Plan, the Company’s 401(k) plan (with continuation of the Company’s employee contribution matching policy as of the effective date of the employment agreements), and medical, dental, life and long-term disability programs.

Each Executive Employment Agreement may be terminated by the Company with or without Cause (including failure by the Company to request an annual extension of an agreement’s term) and following the Merger may be terminated by the executive for any reason and will also terminate in the event of the death or Disability (as defined in the Executive Employment Agreement) of the executive. “Cause” is defined in each Executive Employment Agreement to include the executive’s failure substantially to perform her duties, or material breach by her of her employment agreement or any material written policy of the Company, in each case if not cured within 30 days after notice from the Board requiring such cure; willful violation of any law, rule or regulation (excluding traffic violations and similar offenses); entry of a final regulatory cease and desist order against her; and other offenses involving fraud, moral turpitude, or dishonesty involving personal profit.

In the event of any termination of employment by the Company of the executive’s employment (excluding a termination of employment for Cause), or any termination by the executive, the executive would be entitled to receive all amounts accrued for payment to her to the date of termination and not previously paid, including base salary, unreimbursed business expenses, vested amounts under the Company’s 401(k) Plan and other employee benefit plans (collectively, the “Accrued Obligations”). The executive would also be entitled to continue to receive an amount equal to her monthly base salary for a specified period (the “Severance Period”) and would continue during the Severance Period to be entitled to receive her automobile allowance and payment by the Company of her life, long-term disability, medical and dental insurance premiums provided for in her employment agreement (such payments during the Severance Period being collectively referred to as the “Severance Payments”). The Severance Periods specified in the Executive Employment Agreements are 24 months for Ms. Battey, and 18 months for Ms. McCloud. In the event of termination of employment for Cause or due to death, the executive’s estate would only be entitled to receive payment of the Accrued Obligations.

Each Executive Employment Agreement provides that if the executive’s employment is terminated by the Company without Cause, or by the executive for any reason, within two years after a Change in Control of the Company has occurred, she will be entitled to receive a single lump sum payment equal to the present value of the Severance Payments described above, subject to execution of a general release. The present value of the Severance Payments would be calculated using the Applicable Federal Rate published by the Internal Revenue Service from time to time. “Change in Control” is defined in each Executive Employment Agreement to include: events that would be required to be reported as such pursuant to the Exchange Act or federal banking laws and regulations; any person or entity acquiring beneficial ownership of 50% or more of the Company’s outstanding securities; and changes in the composition of the Board that result, with certain exceptions, in directors who were members of the board as of the effective date of the employment agreements ceasing to constitute a majority of the Board.

Each Executive Employment Agreement contains post-employment non-solicitation provisions pursuant to which, for a period of twelve months following termination the executive is prohibited from (i) attempting to influence any customer of the Company or the Bank to discontinue use of the Company’s or the Bank’s services, or (ii) attempting to disrupt the relationship between the Company or the Bank and any of their respective employees, customers or other persons having specified relationships with the Company or the Bank.

Incentive Compensation

The Bank’s Incentive Plan is designed to reward management for productivity, high performance, and implementing the business plan and vision of the Bank. The Compensation and Benefits Committee establishes performance objectives in advance of each year. These performance objectives are derived from the Company’s Strategic Plan, which is reviewed and approved by the Board annually, and typically covers the ensuing three years. The compensation payable under the Incentive Plan is tied directly to the attainment of the pre-established performance objectives. The Incentive Plan provides for a minimum, target, and maximum incentive opportunity equal to cash awards of 24%, 30%, and 37.5%, respectively, of base salary for the CEO, and cash awards of 20%, 25%, and 31%, respectively, of base salary for the other senior executive officers, and lower percentages of base salary for other managers.

In order for the Incentive Plan participants to receive any form of payout, a minimum financial threshold of 80% of the Board approved consolidated net earnings for the Incentive Plan year must be achieved. For each year, the Board establishes specific objectives in the following areas:

•	Net Earnings

•	Capital

•	Compliance

•	Net Loan Growth

•	Asset Quality

•	Core Deposit Growth

For 2022, the specific goals related to Net Earnings, Mission Execution, Asset Quality, Net Portfolio Growth, Operational Efficiency, Net Interest Margin Improvement, Capital Management, and Compliance Risk Management. At the end of the Incentive Plan year, each goal is assessed, and results calculated. The Compensation Committee, pursuant to the terms of the Incentive Plan, determined that the pre-established objectives for 2021 and 2022 were achieved at least in part, and those achievements were used by the Committee to determine the payouts for the annual incentive awards for the respective year and the restricted stock awards that were granted in early 2022 and 2023.

Grants of Plan-Based Awards in 2022 and 2021

During 2022, a restricted stock award totaling 137,254 Class A shares was granted to Mr. Argrett.

During 2021, a stock award totaling 64,516 shares was granted to Mr. Argrett pursuant to his employment agreement. This award was fully-vested upon grant, and was reduced by 21,354 shares, which were withheld to pay for related income taxes due on the award.

During 2022, restricted stock awards totaling 40,457 and 34,444 shares were granted to each of Ms. Battey and Ms. McCloud, respectively, under the 2018 Long Term Incentive Plan.

There were no grants of restricted stock units or stock options to the NEOs for the years ended December 31, 2021 and December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each NEO as of December 31, 2022.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)
Brian E. Argrett	—	—	—	—	137,254	(4)	$138,627
Brenda J. Battey	150,000	—	1.62	02/24/2026	—		—
	—	—	—	—	40,457	(5)	$40,862
Ruth McCloud	100,000	—	1.62	02/24/2026	—		—
					34,444	(5)	$34,788

(1)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of grant.
(2)	Based upon the fair market value of a share of Company common stock on the date of grant.
(3)	Terms of outstanding stock options are for a period of ten years from the date the option is granted.
(4)	This restricted stock award vested 33% on March 16, 2023 and vests ratably thereafter over the following twenty-four (24) months.
(5)	These restricted stock awards vest in five equal annual installments on each anniversary of March 16, 2022.

Anti-Hedging Policy

Our employees, officers, and directors are prohibited from engaging in any kind of hedging transaction that could reduce or limit such person’s holdings, ownership, or interest in or to any securities of the Company. Prohibited transactions include the purchase of financial instruments such as prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to, or that may reasonably be expected to, have the effect of hedging or offsetting a decrease in the market value of any securities of the Company.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company.

Year (a)	Summary Compensation Table Total for PEO (Argrett) (1) (b)	Summary Compensation Table Total for PEO (Bradshaw) (1) (b)	Compensation Actually Paid to PEO (Argrett) (2) (c)	Compensation Actually Paid to PEO (Bradshaw) (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5) (f)	Net Income (6) (g)
2022	$1,032,713	—	$961,340	—	$427,550	$408,075	$55	$ 5,636,000
2021	$ 905,234	$358,623	$905,234	$839,602	$338,637	$450,978	$125	$(4,050,000)

1  The dollar amounts reported in columns (b) are the amounts reported for Mr. Argrett (the Company’s Chief Executive Officer, effective April 1, 2021) and Mr. Bradshaw (the Company’s Chief Executive Officer prior to Mr. Argrett) for each of the corresponding years in the “Total” column of our Summary Compensation Table.

2  The dollar amounts reported in columns (c) represent the amount of “compensation actually paid” to Messrs. Argrett and Bradshaw, as applicable, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by our CEO or former CEO.  In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below.  Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2022	2021
		Argrett	Bradshaw
Summary Compensation Table Total	$1,032,713	$905,234	$358,623
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$(210,000)	$(200,000)	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$138,627	—	—
Plus, fair value as of vesting date of equity awards granted and vested in the year	—	$200,000	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	—	—
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	—	—	$480,979
Less, prior year-end fair value for any equity awards forfeited in the year	—	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	—	—	—
Compensation Actually Paid to PEO	$961,340	$905,234	$839,602

3  The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEOs) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2022, Ms. Battey and Ms. McCloud; and (ii) for 2021, Ms. Battey, Mr. Bellefeuille, and Ms. McCloud.

4  The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEOs), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2022	2021
Average Summary Compensation Table Total	$427,550	$338,637
Less, average value of Stock Awards reported in Summary Compensation Table	$(57,300)	—
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$37,825	—
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—	—
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	—
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	—	$112,341
Less, prior year-end fair value for any equity awards forfeited in the year	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	—	—
Average Compensation Actually Paid to Non-PEO NEOs	$408,075	$450,978

5  Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.  The beginning of the measurement period for each year in the table is December 31, 2020.

6  The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table.  Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year.  In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Income

DIRECTOR COMPENSATION

Effective January 1, 2022, the non-employee directors of the Company are entitled to a quarterly fee of $12,500 (“Board Service Retainer”). In addition, outside directors who serve as Chair of one or more committees receive an additional quarterly fee of $1,500 (“Committee Chair Service Retainer”). In lieu of the Board Service Retainer payments, any outside director who serves as Lead Independent Director receives a quarterly fee of $14,000, and any outside director who serves as Chair of the Board receives a quarterly fee of $15,000. In addition, each calendar year the Company issues $12,000 in unrestricted stock to each outside director for service during such year.

Members of the Board do not receive separate compensation for their service on the board of directors of the Bank.

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Wayne-Kent A. Bradshaw	$66,000	$12,000	$78,000
Robert C. Davidson	$56,000	$12,000	$68,000
Mary Ann Donovan	$50,000	$12,000	$62,000
John Driver[3]	$37,500	-	$37,500
Marie C. Johns	$62,000	$12,000	$74,000
William A. Longbrake	$56,000	$12,000	$68,000
David J. McGrady	$56,000	$12,000	$68,000
Dutch C. Ross III	$56,000	$12,000	$68,000

(1)	Includes payments of annual retainer fees, and retainer fees paid to chairs of Board committees.
(2)
The amounts shown reflect the aggregate fair value of stock awards on the grant date, as determined in accordance with FASB ASC Topic 718. For each director, the number of shares of Common Stock was determined by dividing the grant date value of the award, $12,000, by $1.78, the closing price of the Company’s Common Stock on February 16, 2022, the date of grant. As of December 31, 2022, none of the directors held any outstanding equity awards.

(3)	Mr. Driver was appointed to the Board on May 13, 2022 to fill a vacancy created when Mr. Jack Thompson resigned from the Board on September 15, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions by us with related persons are subject to formal written policies, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions. The Company’s current loan policy provides that all loans made by the Company or its subsidiary to its directors and executive officers or their associates must be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness who are not related to the Company and must not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2022, the Company did not have any loans to related parties or affiliates. Loans to insiders and their related interests require approval by the Board, or a Board designated committee. We also apply the same standards to any other transactions with an insider. Personal loans made to any executive officer or director must comply with Regulation O. Additionally, loans and other related party transactions are subject to Audit Committee review and approval requirements.

From time to time, City First Enterprises and the Bank will each make an investment in the same community development project. These loans by the Bank are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. All such loans are reviewed, approved, or ratified by the Director’s Loan Committee of the Bank and are made in accordance with the Bank’s lending and credit policies.

Parents of the Company

City First Enterprises is the owner of 6,622,236 shares of our Voting Common Stock, which represents approximately 13.59% of our Voting Common Stock outstanding. In addition, four members of our Board – Mr. Argrett, our President and CEO, Ms. Donovan, Dr. Longbrake, and Mr. McGrady – are also members of the Board of Directors of City First Enterprises as of March 31, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Voting Common Stock, to report to the SEC their initial ownership of shares of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and any late filings or failures to file are to be disclosed in this Proxy Statement. The Company’s executive officers and directors, and persons who own more than 10% of the Company’s Voting Common Stock are required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a) of the Exchange Act. To our knowledge, all required reports pursuant to Section 16(a) were filed by the Company’s directors and officers on a timely basis, with the exception of a late Form 3 filing for John Driver, due to an administrative error.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This appointment is being submitted to the stockholders for their consideration and ratification as a matter of good corporate governance. If the appointment of Moss Adams is not ratified by the stockholders, the Audit Committee will consider the stockholders’ vote in deciding whether to reappoint Moss Adams as independent registered public accounting firm in the future.

It is anticipated that representatives of Moss Adams will be present at the Annual Meeting. The Moss Adams representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders. Moss Adams performed the independent audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accountant Fees and Services

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services, in accordance with the pre-approval policies and procedures that have been established by the Audit Committee. All fees incurred in the years ended December 31, 2022 and 2021 for services rendered by Moss Adams were approved by the Audit Committee. No non-audit services were provided by Moss Adams for the years indicated.

The following table sets forth the aggregate fees billed to us by Moss Adams for the years indicated, inclusive of out-of-pocket expenses.

	2022	2021
	(In thousands)
Audit fees(1)	$409	$390
Audit-related fees(2)	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$409	$390

(1)
Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. The services provided by the independent accounts are for SEC-related filings only.

PROPOSAL 3. ADVISORY (NON-BINDING) VOTE TO APPROVE
EXECUTIVE COMPENSATION

Our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly align the interests of our executive officers with the long-term interests of our stockholders.

Our stockholders are asked to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. Accordingly, stockholders will be asked at the Annual Meeting to vote on the following resolution:

“Resolved, that the stockholders of Broadway Financial Corporation hereby approve the compensation of the Named Executive Officers as disclosed in the Summary Compensation Table and other tables and narratives of the Proxy Statement for the Annual Meeting pursuant to Item 402 of Regulation S-K.”

This vote will not be binding on the Company’s Board and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty of the Board. Nor will it affect any compensation paid or awarded to any executive officer. The Compensation and Benefits Committee and the Board may, however, take the outcome of the vote into account when considering future executive compensation arrangements. The Company’s Board has adopted a policy to include an advisory resolution to approve the compensation of our Named Executive Officers (a “say-on-pay” vote) annually. Accordingly, unless the Board modifies its policy on the frequency of future “say-on-pay” votes, the next advisory vote to approve our executive compensation will occur at the 2024 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4.  APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2018 LONG-TERM INCENTIVE PLAN

Summary

The Board is requesting stockholder approval of an amendment and restatement of our 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares reserved for issuance thereunder by 3,900,000 shares. If stockholders approve this Proposal 4, the number of shares of our common stock that may be delivered pursuant to awards granted under the 2018 Plan will be 5,193,109 shares.

On April 16, 2023, the Board approved the amendment and restatement of the 2018 Plan, including the proposed increase to the shares issuable thereunder, subject to stockholder approval.

We also maintain the Amended and Restated Broadway Financial Corporation 2008 Long-Term Incentive Plan (the “2008 Plan” and, together with the 2018 Plan, the “Plans”), but ceased granting awards under such plan as of July 25, 2018. As of March 31, 2023, (i) a total of 250,000 shares of our common stock were then subject to outstanding options granted under the 2008 Plan and no options have been granted under the 2018 Plan, (ii) 423,594 shares of our common stock were then subject to unvested full value awards granted under the 2018 Plan and no shares of our common stock were subject to unvested full value awards under the 2008 Plan and (iii) 321,469 shares were available for new award grants under the 2018 Plan (without taking into account the 3,900,000 shares that would be added to the 2018 Plan if stockholders approve this Proposal 4).  As of March 31, 2023, the average weighted per share exercise price of all outstanding stock options granted under the Plans was $1.62 (no stock options were issued under the 2018 Plan) and the weighted average remaining contractual term was 3.13 years. If stockholders do not approve this proposal, we will continue to have the authority to grant awards under the 2018 Plan, but the proposed 3,900,000 share increase in the 2018 Plan share limit will not be effective and could result in a serious disruption of our compensation programs and could limit our ability to provide retention incentives to our executives and other employees.

The Company uses equity-based compensation, such as options and other Company stock related awards, as key elements of its compensation packages. If stockholders do not approve the proposal, we would need to grant cash and other non-equity rewards to these individuals. The Board has approved the 2018 Plan, as amended and restated, and is recommending it to stockholders for approval because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company, and to be eligible to receive cash incentive awards. Approval of this Proposal 4 will help achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.

(If Proposal 5 is approved and the Board implements the reverse stock split, the amount of shares reserved for issuance under the 2018 Plan will be proportionately adjusted in the same manner and at the same time as all other shares.)

Award Burn Rate

The following table presents information regarding our net burn rate for the past three complete fiscal years:

	2022	2021	2020
Options granted	0	0	0
Options expired	(200,000)	0	0
Full value awards granted (excluding non-employee directors)	495,262	64,516	140,218
Less: shares subject to canceled, terminated or forfeited awards	(71,668)	0	0
Net shares granted	423,594	64,516	140,218
Weighted average basic common shares outstanding	72,409,020	60,151,556	27,163,427
Net burn rate(1)(2)	0.31%	0.13%	0.52%

(1)
Net burn rate is equal to (x) divided by (y), where (x) is equal to the sum of total options granted during the fiscal year, plus the total full value awards granted during the fiscal year, minus the total number of shares subject to stock options and full value awards canceled, terminated or forfeited during the fiscal year without the awards having become vested or paid, as the case may be, and where (y) is equal to our weighted average basic common shares outstanding for each respective year.

(2)	For the three-year period ended December 31, 2022, our average annual net burn rate using the methodology described in note (1) above was 0.32%.

We currently expect that the additional shares requested for the 2018 Plan under this proposal would provide us with flexibility to continue to grant equity-based awards for approximately 7 years, assuming a level of grants consistent with the number of equity-based awards granted during 2022 and usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards throughout the projected period and projected future usage. However, this is only an estimate, in our management’s judgment, based on current circumstances. The total number of shares that are awarded under the 2018 Plan in any one year or from year to year may change based on any number of variables, including, without limitation, the results achieved by the Company for the prior fiscal year relative to plan for various performance metrics, such as net interest income, net interest rate margin, earnings per share, efficiency ratio. returns on assets and equity, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the potential need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the types of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.  The type and terms of awards granted may also change in any one year or from year to year based on any number of variables, including, without limitation, changes in competitors’ compensation practices or changes in compensation practices generally, and the need to attract, retain and incentivize key talent. Notwithstanding the above, management estimates that the likely stock awards under this proposal will have negligible impact on the Company’s earnings per share over the next five years.

Dilution

The following table shows the total number of shares of our common stock that were (i) subject to unvested full value awards granted under the 2018 Plan, (ii) subject to outstanding stock options granted under the Plans and (iii) available for new award grants under the 2018 Plan, in each case, as of each of December 31, 2022 and March 31, 2023.  In this Proposal 4, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards.

	December 31, 2022	March 31, 2023
Shares subject to unvested full value awards	423,594	320,574
Shares subject to outstanding stock options	250,000	250,000
Shares available for new award grants under the 2018 Plan	395,309	321,469	(1)

(1)	This does not take into account the 3,900,000 shares that would be added to the 2018 Plan if stockholders approve this proposal.

To help assess the potential dilutive impact of this proposal, the number of shares of our common stock outstanding at the end of each of the last three fiscal years is as follows: 28,038,154 shares outstanding at the end of fiscal year 2020, 71,768,419 shares outstanding at the end of fiscal year 2021 and 73,432,517 shares outstanding at the end of fiscal year 2022. The number of shares of our common stock outstanding as of March 31, 2023 was 73,506,357.

The closing market price of our common stock on The Nasdaq Capital Market on March 31, 2023 was $1.05.

Our Board believes that approval of the amendment and restatement of the 2018 Plan, including the proposed increase to the shares reserved for issuance thereunder, will promote our interests and those of our stockholders and will help us continue to be able to attract, motivate, retain and reward persons important to our success.

Summary of the 2018 Amended Plan

In July 2018, the Company first adopted the 2018 Plan, with 1,293,109 shares available for future grant. On April 16, 2023, the Board adopted the Amended and Restated 2018 Long-Term Incentive Plan (the “2018 Amended Plan”) to increase the number of shares available for future grant by 3,900,000 shares, which is subject to the approval of stockholders under this Proposal 4. Below is a high-level summary of the material terms of the 2018 Plan (as set forth in the 2018 Amended Plan). This summary is qualified in its entirety by reference to the complete text of the 2018 Amended Plan, a copy of which is attached hereto as Appendix B.

Purpose. The purpose of the 2018 Amended Plan is to (i) attract and retain well qualified employees; (ii) motivate the Company’s key employees and non-employee directors, by means of appropriate incentives, to achieve the Company’s long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

Eligibility. Awards may be granted to all employees and non-employee directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, except that non-employees may not be granted incentive stock options. As of March 31, 2023, all of our ninety-three (93) employees and each of our eight non-employee directors were eligible to participate in the 2018 Amended Plan. As of March 31, 2023, we had no other individuals providing services to us as consultants who were eligible to participate in the 2018 Amended Plan.

Types of Awards. The 2018 Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights (“SARs”), full value awards and cash incentive awards. Dividend equivalents may also be provided in connection with awards under the 2018 Amended Plan.

Authorized Shares.  Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be issued pursuant to stock awards under the 2018 Amended Plan, as aggregated from time to time (the “Share Reserve”), is 5,193,109 shares. The Share Reserve will not be reduced if an award or any portion thereof is canceled or forfeited.

The maximum number of shares of common stock that may be issued upon the exercise of incentive stock options is 5,193,109.

The aggregate amount of all compensation granted to any member of the Board during any fiscal year of the Company, including any stock awards (based on grant date fair market value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any stock award granted in lieu of any such cash retainer or meeting fee, shall not exceed $100,000.

Shares issued under the 2018 Amended Plan may consist of authorized but unissued shares and, to the extent permitted by applicable law, previously issued shares that have been reacquired by the Company and are held as treasury shares, including shares purchased in the open market or in private transactions.

Plan Administration. The 2018 Amended Plan will be administered by a committee (the “Committee”) of two or more members of the Board who are selected by the Board. The Committee has the authority to operate and administer the 2018 Amended Plan, including the powers to: (i) select the persons to whom Awards under the 2018 Amended Plan will be granted within the eligibility criteria of the 2018 Amended Plan, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of the awards; (ii) amend, cancel or suspend awards; (iii) interpret the 2018 Amended Plan and establish, amend and rescind rules and regulations for administration of the 2018 Amended Plan and awards, including the ability to correct any error in the 2018 Amended Plan or any award document; and (iv) take actions it determines necessary or appropriate with respect to the 2018 Amended Plan and any award document to avoid acceleration of income recognition or imposition of penalties under Code Section 409A. The Committee may delegate all or any portion of its responsibilities or powers under the 2018 Amended Plan to persons selected by it. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board will be authorized to take any action under the 2018 Amended Plan that would otherwise be the responsibility of the Committee. All determinations, interpretations and constructions made by the Committee (or authorized person or persons delegated powers and responsibilities by the Committee) will be final and binding on all persons.

Options. The Committee may grant an incentive stock option or non-qualified stock option. Except as described below, the exercise price for an option must not be less than the fair market value of the stock at the time the option is granted or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s stockholders or as a result of adjustments for corporate transactions as described below. In addition, the Committee may grant options with an exercise price less than the fair market value of the stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced.

       Options will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option will be payable in cash, by promissory note, or in shares (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option be granted with an effective period of more than ten years after the grant date (or five years, in the case of an incentive stock option issued to a recipient who, at the time the option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary).

Stock Appreciation Rights. An SAR entitles the recipient to receive the amount (in cash or stock) by which the fair market value of a specified number of shares of stock on the exercise date exceeds an exercise price established by the Committee. Except as described below, the 2018 Amended Plan provides that the exercise price for an SAR must not be less than the fair market value of the share of stock at the time the SAR is granted or, if less, the exercise price of the tandem option. In addition, the Committee may grant SARs with an exercise price less than the fair market value of the stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. The Committee may grant an SAR independent of any option grant and may also grant an option and an SAR in tandem with each other. SARs and options granted in tandem may be granted on different dates but may have the same exercise price. SARs will not be exercisable after the expiration of ten years from the date of grant and will be exercisable in accordance with the terms established by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

Full Value Awards. The following types of “full value awards” may be granted pursuant to the 2018 Amended Plan, as determined by the Committee:

•	The Committee may grant shares of stock that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be owed to the recipient.

•	The Committee may grant shares of stock that are contingent on the achievement of performance or other objectives during a specified period.

•
The Committee may grant shares of stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the recipient, or the achievement of performance or other objectives.

Any such awards will be subject to such other conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or the subsidiary, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than one year (subject to accelerated vesting, to the extent provided by the Committee, in the event of the participant’s death, disability, retirement, change of control or involuntary termination).

Cash Incentive Awards. The Committee may grant cash incentive awards (including the right to receive payment of shares of stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a recipient’s performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be made subject to such other conditions, restrictions and contingencies, as may be determined by the Committee.

No Repricing. Other than in connection with an adjustment involving a corporate transaction, the exercise price of stock options or SARs may not be decreased after the date of grant without stockholder approval.

Performance Measures. The 2018 Amended Plan provides that grants of full value and cash incentive awards may be made based upon, and subject to achieving, performance measures selected by the Committee, which may include one or more of the following Company, subsidiary, operating unit or division performance measures: (i) net earnings; (ii) net interest income; (iii) operating or interest rate margins; (iv) earnings per share; (v) efficiency ratio or other cost control measures or objectives; (vi) return on equity; (vii) return on assets; (viii) stock price; (ix) comparisons with stock market indices; (x) regulatory achievements; (xi) economic value added metrics; (xii) strategic business objectives, consisting of one or more objectives based on meeting specified volume or market share targets, business expansion goals, or goals relating to acquisitions or divestitures; or (xiii) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding or investments, or to assets or net assets.

Transferability. Unless otherwise provided by the Committee, awards under the 2018 Amended Plan will not be transferable except as designated by the recipient by will or by the laws of descent and distribution.

Certain Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee for this purpose may include: (i) adjustment of the number and kind of shares which may be delivered under the 2018 Amended Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the award in return for cash payment of the current value of the award, determined as though the Award is fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price). If Proposal 5 is approved and the Board implements the reverse stock split, the amount of shares reserved for issuance under the 2018 Amended Plan will be proportionately adjusted in the same manner and at the same time as all other shares.

Change in Control. The 2018 Amended Plan provides that, unless determined otherwise by the Committee, upon a participant’s termination of employment within 12 months of a change in control, the vesting of full value awards under the 2018 Amended Plan will be accelerated and options and stock appreciation rights will remain exercisable for up to one year or the award’s earlier expiration date, if applicable. Notwithstanding the foregoing, in the event of a plan of liquidation, reorganization, merger, consolidation, sale of all or substantially all of the Company’s assets or a similar transaction in which the Company is not the surviving entity, all awards will become vested and exercisable, as applicable, if a successor corporation does not agree to assume or substitute such awards. A “Change in Control” is defined in the 2018 Amended Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of, or makes a tender offer for, 20% or more of a class of the Company’s equity securities or in the event of a merger or other form of business combination, sale of all or substantially all of the Company’s assets, a plan of liquidation for the Company is adopted or a solicitation of our stockholders seeking approval of any of the foregoing is made by anyone other than our Board or a majority of the Board ceases to consist of persons who were directors as of the adoption date of the 2018 Amended Plan or persons who were nominated by such directors, or in certain other circumstances constituting a change in control as defined for specified regulatory purposes.

Amendment and Termination. The 2018 Amended Plan may be amended or terminated at any time by the Board, and the Board or the Committee may amend any award document granted under the 2018 Amended Plan, provided that no amendment or termination may adversely affect the rights of any participant under the award granted prior to the date such amendment is adopted without the participant’s written consent. The Board may not amend the provision of the 2018 Amended Plan related to repricing without approval of the Company’s stockholders. The 2018 Amended Plan will remain in effect as long as any awards under it are outstanding, but no new awards may be granted after April 16, 2030.

U.S. Federal Income Tax Consequences of Awards Under the 2018 Amended Plan

The following discussion is intended only as a brief summary of the material U.S. federal income tax rules that are generally relevant to the 2018 Amended Plan awards as of the date of this Proxy Statement. The laws governing the tax aspects of awards are highly technical and such laws might change. The following discussion does not address state, local or non-U.S. income tax rules applicable to awards under the 2018 Amended Plan.

Upon the exercise of a SAR or stock option, other than an incentive stock option, an award recipient will recognize ordinary income equal to the excess of the fair market value of the stock subject to such SAR or option on the date of exercise over the exercise price for such SAR or stock option. The Company generally will be entitled to a corresponding federal income tax deduction equal to the amount of ordinary income recognized by the recipient. Upon the sale or exchange of the stock acquired upon exercise, the recipient will generally recognize a long- or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise. With respect to incentive stock options, a recipient generally will not recognize taxable income when the incentive stock option is exercised, unless the recipient is subject to the alternative minimum tax. If the recipient sells the stock more than two years after the incentive stock option was granted and more than one year after the incentive stock option was exercised, the recipient will recognize a long-term capital gain or loss, measured by the difference between the sale price and the exercise price of the shares. The Company will not receive a tax deduction with respect to the exercise of an incentive stock option if the incentive stock option holding period is satisfied. Award recipients do not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a stock appreciation right, a nonqualified stock option or an incentive stock option.

The recipient of a full value award or cash award generally will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based and/or service-based vesting requirements. The recipient generally will recognize ordinary income when the substantial risk of forfeiture expires or is removed unless, in the case of an award other than restricted stock, the payment of cash or issuance of stock in settlement of the award is deferred until sometime after the vesting date, in which case, the recipient generally will recognize ordinary income upon receipt of such cash or stock. The Company generally will be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. If the recipient holds shares of stock received upon settlement of an award for more than one year, the capital gain or loss when the recipient sells the shares will be long-term.

If an award is accelerated under the 2018 Amended Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to certain current or former officers that qualify as “covered employees” within the meaning of Section 162(m) of the Code that exceeds $1 million during the tax year.

Aggregate Past Grants Under the 2018 Amended Plan

The benefits that will be awarded or paid in the future under the 2018 Amended Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. Notwithstanding the foregoing, non-employee directors are entitled to receive annual grants under the 2018 Amended Plan and on February 21, 2023, each non-employee director received an award of 9,230 shares of unrestricted Class A common stock with a grant date fair value of $12,000 on such date and it is expected they will receive another such award in 2024. The following table shows information regarding the distribution of awards covering shares granted under the 2018 Amended Plan as of March 31, 2023 among the persons and groups identified below. The closing market price of our common stock on The Nasdaq Capital Market on March 31, 2023 was $1.05.

	Number of Shares Underlying Options		Number of Shares Underlying Stock Awards
Name and Position	Exercisable	Unexercisable
Named Executive Officers
Brian E. Argrett Chief Executive Officer	0	0	201,770
Brenda J. Battey Chief Financial Officer	0	0	94,894
Ruth McCloud Chief Operating Officer	0	0	80,828
Total for current executive officers as a group	0	0	472,768
Total for current non-employee directors as a group	0	0	372,782
Total for each associate of any such directors or executive officers	0	0	0
Each other person who has received 5% or more of the options, warrants or rights under the 2018 Amended Plan	0	0	0
All employees, including any current officers who are not executive officers, as a group	0	0	145,644
Total	0	0	991,194

Registration With the SEC. The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2018 Amended Plan in the second half of 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5. PROPOSAL TO EFFECT A REVERSE STOCK SPLIT
WITH NO CHANGE TO AUTHORIZED SHARES

Overview

On April 16, 2023, the Board unanimously approved, subject to stockholder approval, a proposed amendment to our amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of the outstanding shares of Class A common stock, Class B common stock, and Class C common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio ranging from 1 share-for-2 shares up to a ratio of 1 share-for-10 shares (the “Ratio Range”), which ratio will be selected by the Board and set forth in a public announcement, with no change to the number of shares of common stock authorized under our Certificate of Incorporation (the “Reverse Stock Split”). The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Appendix A (the “Certificate of Amendment”).

If stockholders approve this Proposal 5, the Board, in its sole discretion, will have the authority to decide, at any time prior to December 31, 2023, whether to implement the Reverse Stock Split. If the Board determines that the Reverse Stock Split would be in the best interests of Broadway Financial Corporation and its stockholders, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split. The Reverse Stock Split could become effective as soon as the business day immediately following the Annual Meeting. The Board, in its sole discretion, may also elect not to implement the Reverse Stock Split.

We believe the Reverse Stock Split may be necessary for the company to maintain the listing of its Class A common stock on The Nasdaq Capital Market (“Nasdaq”) if recent market conditions persist. As described in more detail in the subsection titled “—Reasons for the Reverse Stock Split” below, the Board believes that having the time-limited authority to effect the Reverse Stock Split is a critical proactive step to maintain the Company’s Nasdaq listing and continue efforts to build stockholder value. Following approval of this Proposal 5 at the Annual Meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of Class A common stock, Class B common stock, and Class C common stock (which three classes together are referred to in this Proposal 5 as the Company’s “Common Stock”) at a reverse stock split ratio range of 1-for-2 through 1-for-10, as determined by our Board at a later date. As of March 31, 2023, 48,721,223 shares of our Class A common stock, 11,404,618 shares of our Class B common stock, and 13,380,516 shares of our Class C common stock were issued and outstanding. Based on such number of shares of our Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock.”

All holders of Class A common stock, Class B common stock, and Class C common stock will be affected proportionately by the Reverse Stock Split. No fractional shares of Class A common stock, Class B common stock, and Class C common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional share. Each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “—Effects of the Reverse Stock Split”).

Reasons for the Reverse Stock Split

Our Board has determined that it is desirable and in the best interests of Broadway Financial Corporation and its stockholders to combine our shares of Class A common stock, Class B common stock, and Class C common stock at a reverse stock split ratio in the range of 1-for-2 through 1-for-10, as determined by the Board at a later date. Our Board authorized the Reverse Stock Split as an important proactive measure to maintain our ability to continue to meet Nasdaq criteria for continued listing. Our Class A common stock is publicly traded and listed on Nasdaq under the symbol “BYFC.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in Broadway Financial Corporation’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will help us achieve a number of important goals:

1.	Maintain Nasdaq Listing

The continued listing requirements for Nasdaq include a requirement that shares trade above $1.00. If an issuer’s shares have a minimum closing bid price of less than $1.00 for 30 trading days or more, the issuer may be subject to delisting. Our Class A common stock closed at or below $1.00 per share for 22 consecutive days from July to August 2022 and for 25 consecutive trading days from November to December 2022. On April 18, 2023, our Class A common stock closed at $1.01 per share. In the event our Class A common stock fails to maintain the minimum closing bid price of $1.00 for a period of 30 consecutive trading days, we will receive a written notification from The Nasdaq Stock Market LLC that we have failed to comply with the minimum bid price requirement. We believe that if we fail to comply with the minimum bid price requirement and the Reverse Stock Split is not approved by stockholders, it is likely that our Class A common stock will be delisted from The Nasdaq Capital Market.

Effecting the Reverse Stock Split and reducing the number of outstanding shares of our Class A common stock should, absent other factors, result in an increase in the per share market price of our Class A common stock, although we cannot provide any assurance that our minimum bid price would, following the Reverse Stock Split, continue to trade over the applicable minimum bid price requirements. While we are currently in compliance with the continued listing requirements for Nasdaq, we believe that obtaining approval for the Reverse Stock Split is an important proactive measure to maintain our ability to continue to meet such continued listing requirements. In addition, obtaining approval of the Reverse Stock Split at the Annual Meeting allows us to seek stockholder approval of this Proposal 5 in a more efficient and cost-effective manner than calling a Special Meeting of Stockholders at a later date for the sole purpose of seeking stockholder approval of a reverse stock split.

2.	Make Class A Common Stock More Attractive to Investors

In addition, we believe that the Reverse Stock Split may make our Class A common stock more attractive to a broader range of institutional and other investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. We believe that the Reverse Stock Split may make our Class A common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity and value of the Class A common stock.

3.	Provide Flexibility for Future Transactions

The Reverse Stock Split will also effectively increase the number of authorized and unissued shares of our Class A common stock, Class B common stock, and Class C common stock available for future issuance by the amount of the reduction in outstanding shares effected by the Reverse Stock Split. As illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock,” only approximately 16% of our authorized shares of Class A common stock remain available for future issuance. By increasing the number of authorized and unissued shares of our Common Stock, our Board and management will have increased flexibility to issue shares of Class A common stock for capital raising, strategic, compensatory, or other purposes.

Although reducing the number of outstanding shares of our Class A common stock, Class B common stock, and Class C common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Class A common stock, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our Class A common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the per share trading price of our Class A common stock will not decrease in the future.

Exchange Ratio. The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this Proposal 5, then the Board, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board that a reverse split would be in the best interests of the Company and our stockholders at that time. If the Board were to effect the Reverse Stock Split, then the Board or such committee would set the timing for such a split and select the specific ratio within the Ratio Range (the “Final Ratio”). Following approval of this Proposal 5 at the Annual Meeting, no further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve this Proposal 5, and the Board determines to effect the Reverse Stock Split, we would communicate to the public additional details regarding the Reverse Stock Split, including the Final Ratio selected by the Board. If the Board does not implement the Reverse Stock Split prior to December 31, 2023, then the authority granted in this Proposal 5 to implement the Reverse Stock Split will automatically terminate. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State of the State, it determines, in its sole discretion, that this Proposal 5 is no longer in the best interests of the Company and our stockholders.

No Authorized Share Reduction. Under Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our Class A common stock, Class B common stock, and Class C common stock. If stockholders adopt and approve the amendment to the Certificate of Incorporation to effect the Reverse Stock Split, the authorized number of shares of our Class A common stock, Class B common stock, and Class C common stock will not be reduced by a corresponding ratio. However, the Company could consider reducing the number of authorized shares following the Reverse Stock Split if the effective increase is deemed excessive by the Board.

Criteria to Be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split, if any, following receipt of stockholder approval of this Proposal 5, the Board may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Class A common stock;

•	our capitalization (including the number of shares of common stock issued and outstanding);

•	Nasdaq continued listing requirements, and other rules and guidance from Nasdaq;

•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•
the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Stock Split on the trading market for our Class A common stock in the short- and long-term; and

•	prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will result in an increase of our stock price over the long term. As noted above, a principal purpose of the Reverse Stock Split is to increase the trading price of our Class A common stock to enhance our ability to continue to satisfy Nasdaq’s continued listing requirements. However, the effect of the Reverse Stock Split on the per share trading price of our Class A common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Class A common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Class A common stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Class A common stock to certain potential investors, we cannot assure you that, if implemented, our Class A common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split, including the Company’s business and financial performance, general market conditions, and prospects for future success. If the Reverse Stock Split is consummated and the per share trading price of the Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We cannot assure you that our Class A common stock will maintain its value as a result of the proposed Reverse Stock Split. There can be no assurance that the total market capitalization of the Class A common stock (i.e., the aggregate value of all shares of Class A common stock at the then market price) immediately after implementation of this Proposal 5 will be equal to or greater than the total market capitalization immediately before this Proposal 55 or that the per share market price of the Class A common stock following implementation of this Proposal 5 will remain higher than the per share market price immediately before the implementation of this Proposal 5 or equal or exceed the direct arithmetical result of the implementation of this Proposal 5.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock and result in higher transaction costs. The liquidity of our Class A common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.  Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A common stock as described above.

Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effective Time and Ratio Range

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Board, in its sole discretion, will have the authority to decide, prior to December 31, 2023, whether to implement the Reverse Stock Split. The Effective Time could occur as soon as the business day immediately following the Annual Meeting. The exact timing of the filing of the Certificate of Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If the Board does not implement the Reverse Stock Split prior to December 31, 2023, then the authority granted in this Proposal 5 to implement the Reverse Stock Split will automatically terminate. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, it determines, in its sole discretion, that this Proposal 5 is no longer in the best interests of the Company and our stockholders.

The ratio of the Reverse Stock Split, if approved and implemented, will be selected in the range of 1-for-2 through 1-for-10, as determined by the Board in its sole discretion. Our purpose for requesting authorization to implement the Reverse Stock Split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our Class A common stock and to respond to any other developments that may be relevant when considering the appropriate ratio. If the stockholders approve the Reverse Stock Split, then the Board will be authorized to proceed with the Reverse Stock Split prior to December 31, 2023. In determining whether to proceed with the Reverse Stock Split and setting the Final Ratio, if any, the Board will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s Class A common stock, actual or forecasted results of operations, Nasdaq listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Class A common stock, Class B common stock, and Class C common stock.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date immediately preceding the Effective Time. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, if implemented by our Board, each stockholder other than the stockholders receiving cash payments in lieu of fractional shares will own a reduced number of shares of Class A common stock, Class B common stock, and Class C common stock, as applicable. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Class A common stock, Class B common stock, and Class C common stock based on the reverse stock split ratio selected by our Board. The Reverse Stock Split will not change the terms of the Class A common stock, Class B common stock, Class C common stock, or Preferred Stock.  As of the Effective Time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our Common Stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our Common Stock.  As of the Effective Time of the Reverse Stock Split, the number of shares of Common Stock held by the Company as treasury shares will also be reduced proportionately based on the exchange ratio of the Reverse Stock Split.

Voting rights and other rights of the holders of our Class A common stock, Class B common stock, and Class C common stock will not be affected by the Reverse Stock Split, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. For example, a holder of 2% of the voting power of the outstanding shares of our Class A common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of Class A common stock after the Reverse Stock Split.  Our Class B and Class C common stock is non-voting common stock and has no voting power except as provided by law.

The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares).

Effect on Shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock

The following table contains approximate information, based on share information as of March 31, 2023 relating to our Common Stock and outstanding options, based on illustrative ratios within the Ratio Range and information regarding our authorized shares assuming that this Proposal 5 is approved and the Reverse Stock Split is implemented:

Status	Pre-Reverse Stock Split	Post-Reverse Stock Split 1:2	Post-Reverse Stock Split 1:5	Post-Reverse Stock Split 1:10
Number of Shares Authorized
Class A Common Stock	75,000,000	75,000,000	75,000,000	75,000,000
Class B Common Stock	15,000,000	15,000,000	15,000,000	15,000,000
Class C Common Stock	25,000,000	25,000,000	25,000,000	25,000,000
Number of Shares Authorized but Not Outstanding or Reserved
Class A Common Stock	12,326,792	43,663,397	62,465,359	68,732,680
Class B Common Stock	3,595,382	9,297,691	12,719,077	13,859,539
Class C Common Stock	11,619,484	18,309,742	22,323,897	23,661,949
Number of Shares Issued and Outstanding
Class A Common Stock	48,721,223	24,360,611	9,744,244	4,872,122
Class B Common Stock	11,404,618	5,702,309	2,280,923	1,140,461
Class C Common Stock	13,380,516	6,690,258	2,676,103	1,338,051
Number of Shares Reserved for Future Issuance
Class A Common Stock	13,701,985	6,850,992	2,740,397	1,370,198
Class B Common Stock	0	0	0	0
Class C Common Stock	0	0	0	0
Number of Shares Reserved for Issuance Pursuant to Outstanding Options
Class A Common Stock	250,000	125,000	50,000	25,000
Class B Common Stock	0	0	0	0
Class C Common Stock	0	0	0	0
Weighted-Average Exercise Price of Outstanding Options
Class A Common Stock	$1.62	$3.24	$8.10	$16.20
Class B Common Stock	-	-	-	-
Class C Common Stock	-	-	-	-

This chart is for illustrative purposely only and other ratios within the Ratio Range besides those shown above could be selected by the Board.

After the Effective Time of the Reverse Stock Split, our Class A common stock would have a new committee on uniform securities identification procedures (“CUSIP number”), a number used to identify such shares.

Our Class A common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, the (“Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Class A common stock under the Exchange Act or the listing of our Class A common stock on Nasdaq. Following the Reverse Stock Split, our Class A common stock will continue to be listed on Nasdaq under the symbol “BYFC.”

Because we will not reduce the number of authorized shares of Class A common stock, Class B common stock, and Class C common stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of Class A common stock, Class B common stock, and Class C common stock as a result of the Reverse Stock Split. These authorized shares of Class A common stock, Class B common stock, and Class C common stock may be issued at the discretion of the Board, subject to applicable limitations. Any future issuances of shares of Class A common stock, Class B common stock, or Class C common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Class A common stock, Class B common stock, and Class C common stock.

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including this Proposal 5, that may be used as an anti-takeover mechanism.  Because this Proposal 5 provides that the number of authorized shares of (i) Class A common stock remains at 75,000,000 shares, (ii) Class B common stock remains at 15,000,000 shares, and (iii) Class C common stock remains at 25,000,000 shares, the Certificate of Amendment that is filed with the Delaware Secretary of State of the State, if any such amendment is filed, will result in a relative increase in the number of authorized but unissued shares of our Class A common stock, Class B common stock, and Class C common stock in relation to the number of outstanding shares of our Class A common stock, Class B common stock, and Class C common stock, respectively, after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board.  The primary purpose of the proposed Reverse Stock Split is to provide the Board with a mechanism to raise the per share trading price of our Class A common stock by lowering the number of shares outstanding.  However, a relative increase in the number of our authorized shares of Class A common stock, Class B common stock, and Class C common stock could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means.  The issuance of Class A common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of Class A common stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company.  Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause.  Moreover, the issuance of Class A common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.  The Company has no present intent to use the relative increase in the number of authorized shares of Class A common stock, Class B common stock, and Class C common stock for anti-takeover purposes, and the proposed Certificate of Amendment is not part of a plan by the Board to adopt any anti-takeover provisions.  However, if this Proposal 5 is approved by the stockholders, then a greater number of shares of our Class A common stock, Class B common stock, and Class C common stock would be available for such purpose than currently is available.  The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of Class A common stock, Class B common stock, or Class C common stock to discourage such efforts if they were to arise.

Effect on Par Value

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01.

Effect on Preferred Stock

Pursuant to our Certificate of Incorporation, our authorized stock includes 1,000,000 shares of Preferred Stock, par value $0.01 per share. The Company has 150,000 shares of Preferred Stock outstanding. The proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split will not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to holders of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to “U.S. Holders” (as defined below) who hold their Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders of Common Stock that are subject to special rules, including, without limitation:

•	Financial institutions;

•	Insurance companies;

•	Real estate investment trusts;

•	Regulated investment companies;

•	Grantor trusts;

•	Tax-exempt organizations;

•	Governmental organizations;

•	Brokers and dealers in securities, commodities or currencies;

•	Traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	Stockholders deemed to sell shares of Common Stock under the constructive sale provisions of the Code;

•
Stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	Stockholders who actually or constructively own 10% or more of our voting stock;

•	Stockholders that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	Stockholders that hold Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account; or

•	Certain former citizens or long-term residents of the United States.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the proposed Reverse Stock Split qualifies as a recapitalization, a U.S. Holder of our Common Stock generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should generally equal the aggregate adjusted tax basis of the shares of the Common Stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of Common Stock). The U.S. Holder’s holding period in the shares of our Common Stock received should generally include the holding period in the shares of Common Stock surrendered. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. The deductibility of capital losses by individuals and corporations is subject to limitations.  No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Payments of cash made in lieu of a fractional share of Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK WITH NO CHANGE TO THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

STOCKHOLDER PROPOSALS FOR PRESENTATION
AT THE ANNUAL MEETING

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us on or before January 2, 2023 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.

Under the Company’s bylaws, if a Stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting (i.e., no earlier than February 22, 2024 and no later than March 23, 2024); provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be received by the Corporate Secretary not later than 90 days prior to the date of the annual meeting or, if later, 10 days following the day on which public disclosure of the date of the annual meeting is first made by the corporation. The notice must state the nominee’s name, age, business and residence addresses, principal occupation or employment, and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19, the SEC’s universal proxy rule, to the Corporate Secretary of the Company no later than April 22, 2024.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting of stockholders, proxy statement, and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure is intended to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect other mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting of stockholders, proxy statement and accompanying documents, or if you hold shares of common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please sending a written request to Broadway Financial Corporation, 4601 Wilshire Boulevard, Suite 150, Los Angeles, California 90010, Attention: Audrey A. Phillips, or by telephone at 202-243-7141.

If you participate in householding and wish to receive a separate copy of the notice of annual meeting of stockholders, proxy statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary as indicated above.

ANNUAL REPORT AND FORM 10-K

The Company’s 2022 Annual Report to Stockholders, which includes our 2022 Annual Report filed with the SEC on Form 10-K and contains the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021, accompanies this Proxy Statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, without the accompanying exhibits, by sending a written request to Broadway Financial Corporation, 4601 Wilshire Boulevard, Suite 150, Los Angeles, California 90010, Attention: Audrey A. Phillips. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits attached to the Annual Report on Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Audrey A. Phillips
Vice President and Corporate Secretary
May 1, 2023

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF BROADWAY FINANCIAL CORPORATION (PROPOSAL 5)

Broadway Financial Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The current name of the Corporation is Broadway Financial Corporation.

2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 25, 1995.

3. The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Corporation’s Amended and Restated Certificate of Incorporation and declaring the advisability of this Amendment to the Certificate of Incorporation and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Section A of Article FOURTH of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

A.   Authorized Stock.  Effective as of 12:01 a.m. on [      ] [ ], 2023 (the “Effective Time”), a one-for-[      ]: reverse stock split of the Corporation’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), Class B common stock, $0.01 par value per share (the “Class B Common Stock”), and Class C common stock, $0.01 par value per share (the “Class C Common Stock”) shall become effective, pursuant to which each [      ] shares of Class A Common Stock, [      ] shares of Class B Common Stock, and [      ] shares of Class C Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock, Class B Common Stock, and Class C Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock, Class B Common Stock or Class C Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock, Class B Common Stock, and Class C Common Stock following the Reverse Stock Split shall remain at $0.01 par value per share. No fractional shares of Class A Common Stock, Class B Common Stock or Class C Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Class A Common Stock, Class B Common Stock or Class C Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Class A Common Stock, Class B Common Stock or Class C Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Class A Common Stock, Class B Common Stock or Class C Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Class A Common Stock, Class B Common Stock or Class C Common Stock immediately prior to the Effective Time as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Class A Common Stock, Class B Common Stock or Class C Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Class A Common Stock, Class B Common Stock or Class C Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Class A Common Stock, Class B Common Stock or Class C Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Class A Common Stock, Class B Common Stock or Class C Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Class A Common Stock, Class B Common Stock or Class C Common Stock after the Effective Time into which the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock formerly represented by such certificate shall have been reclassified.

The total number of shares of all classes of stock which this corporation shall have authority to issue is one hundred sixteen million (116,000,000), of which:  seventy-five million (75,000,000) shall be Class A Common Stock, par value $0.01 per share; fifteen million (15,000,000) shall be Class B Common Stock, par value $0.01 per share; twenty-five million (25,000,000) shall be Class C Common Stock, par value $0.01 per share; and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.

4. This Certificate of Amendment to the Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer this day of                 , 2023.

Brian E. Argrett
Chief Executive Officer

A-1

 APPENDIX B

BROADWAY FINANCIAL CORPORATION AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN

SECTION I
GENERAL

1.1          Purpose.  The Broadway Financial Corporation Amended and Restated 2018 Long-Term Incentive Plan (the “Plan”) has been established by Broadway Financial Corporation (the “Company”) to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2          Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3          Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of SECTION V (relating to operation and administration).  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of SECTION IX).

SECTION II
OPTIONS AND SARS

2.1          Definitions.

(a)          The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.  Any Option granted under this SECTION II may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee.  An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.  An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.  Each Option granted under this Plan shall be an NQO, unless the Option satisfies all of the requirements of an ISO and the Committee designates such Option as an ISO.

(b)          A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 5.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock on the date exercise; over (ii) an Exercise Price established by the Committee.

2.2          Exercise Price.  The “Exercise Price” of each Option and SAR granted under this SECTION II shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted.  The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).  However, in the case of an ISO granted to a Participant who, at the date of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.

2.3          Option Term; Exercise.  An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall an Option or SAR expire later than ten (10) years after the date of its grant; provided, however, that the term of an ISO shall not exceed five (5) years from the date the ISO is granted in the case of an ISO granted to a Participant who, on the date of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an ISO) (i) the exercise of the Option is prohibited by applicable law, or (ii) shares of Stock may not be purchased or sold by certain employees or directors of the Company or any Subsidiary due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lockup agreement.

2.4          Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this SECTION II shall be subject to the following:

(a)          Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise, except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c) payment may be made as soon as practicable after the exercise.

(b)          Subject to applicable law, the Exercise Price shall, as determined by the Committee, (i) be payable in cash, by promissory note or by tendering, either by actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, including shares otherwise distributable pursuant to the exercise of the Option, and valued at Fair Market Value as of the day of exercise, or in any combination thereof; or (ii) be Stock Settled.

(c)          Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell a sufficient portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5          No Repricing.  Except for adjustments pursuant to Section 5.2(f) (relating to the adjustment of shares) or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price.

2.6          Grants of Options and SARs.  An Option may, but need not be, in tandem with an SAR and an SAR may, but need not be in tandem with an Option, in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement.  If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share.  If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, and the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

SECTION III
FULL VALUE AWARDS

3.1          Definition.  A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant being made subject to one or more of the following, as determined by the Committee:

(a)          The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)          The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)          The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be made subject to such other conditions, restrictions and contingencies, as the Committee shall determine.

3.2          Restrictions on Awards.

(a)          The Committee may designate a Full Value Award granted to any Participant as Performance-Based Compensation.  Any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives.  The performance objectives shall be based on the Performance Measures selected by the Committee.

(b)          If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, and without the Full Value Award being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, Change in Control or involuntary termination).

SECTION IV
CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee.  The grant of Cash Incentive Awards may also be made subject to such other conditions, restrictions and contingencies as may be determined by the Committee.  The Committee may designate a Cash Incentive Award granted to any Participant as Performance-Based Compensation.  Any Award so designated shall be conditioned on the achievement of one or more Performance Measures selected by the Committee.  Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted pursuant to this Plan or otherwise) for a performance period ending in a calendar year, shall be made to the participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION V
OPERATION AND ADMINISTRATION

5.1          Effective Date.  Subject to the approval of the shareholders of the Company at the Company’s 2023 annual shareholders meeting, the Plan, as amended and restated, shall be effective as of June 21, 2023.  In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after April 16, 2030.  On or after July 25, 2018, the original effective date of the 2018 Long-Term Incentive Plan (the “Original Effective Date”), no awards will be granted under the Prior Plan.

5.2          Shares and Other Amounts Subject to Plan.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)          The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)          Subject to the following provisions of this Section 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 5,193,109.  However, the limit under this paragraph (b), as well as the limits under paragraph (e) below, shall not apply to Awards granted pursuant to Section 5.5 in replacement of awards granted under plans other than this Plan.

(c)          To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

(d)          Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above, subject to the following:

(i)
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)
Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award will be treated as delivered for purposes of this paragraph (ii) to the extent payments or benefits are delivered to the Participant with respect to such shares.  Accordingly (A) if an Award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (B) if shares covered by an Award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (C) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (D) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.

(e)          Subject to Section 5.2(f), the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 5,193,109 shares.  Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any member of the Board during any fiscal year of the Company, including any Awards (based on grant date Fair Market Value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed One Hundred Thousand Dollars ($100,000).

(f)          In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards.  Action by the Committee may include:  (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the exercise price).  However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either:  (A) would result in accelerated recognition of income or imposition of additional tax under Section 409A; or (B) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Section 409A, provided that the restriction of this clause (B) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.

5.3          General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)          Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)          To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4          Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that, unless otherwise determined by the Committee after the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016, such shares under this Section 5.4 may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

5.5          Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.  Subject to Section 2.5 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.  Notwithstanding the provisions of Section 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.  The provisions of this Section 5.5 shall be subject to the provisions of Section 5.15.

5.6          Dividends and Dividend Equivalents.  An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee.  Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.  The provisions of this subsection shall be subject to the provisions of Section 5.15.

5.7          Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine.  Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.  Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Section 409A, this Section 5.7 shall not be construed to permit the deferred settlement of Options or SARs if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section).  Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant.  Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.  The provisions of this subsection shall be subject to the provisions of Section 5.15.

5.8          Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9          Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10          Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee.  A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document.  Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11          Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12          Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13          Limitation of Implied Rights.

(a)          Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)          The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14          Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.15          Limitations under Section 409A.  The provisions of the Plan shall be subject to the following:

(a)          Neither Section 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.

(b)          Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(c)          The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A.

SECTION VI
CHANGE IN CONTROL

6.1          Unless determined otherwise by the Committee, upon a Participant’s termination of employment within the twelve (12) months following a Change in Control, all unvested Full Value Awards shall become fully vested and all Options and SARs shall be exercisable for a period ending on the earlier of the expiration date of the Option or SAR or the first anniversary of the Participant’s termination of employment.  Notwithstanding the foregoing provisions of this SECTION VI, in the event of a Change in Control as the result of a Terminating Event, a Participant’s Options, SARs, and Full Value Awards will become vested and exercisable pursuant to this Section 6.1 only if no provision has been made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of the Awards theretofore granted hereunder, or the substitution for such Awards of new awards issued by the successor corporation or, if applicable, the publicly-traded entity that is the parent entity of the successor corporation, with such appropriate adjustments as may be determined or approved by the Committee, in which event this Plan and the awards theretofore granted or substituted therefore shall continue in the manner and under the terms so provided.

6.2          As used in this Plan, a “Change in Control” of the Company shall mean an event of a nature that (a) would be required to be reported in response to Item 1 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act as in effect on the Original Effective Date of this Plan; or (b) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owners’ Loan Act of 1933, as amended and the rules and regulations promulgated by the Office of the Comptroller of the Currency (“OCC”) (or its predecessor agency), as in effect on the Original Effective Date of this Plan, (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OCC, the Board shall substitute its judgment for that of the OCC); and, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission (“SEC”) thereunder, each as in effect on the date of the adoption of this Plan by the Board,  and including any such persons that may be deemed to be acting in concert with respect to the Bank or the Company, or the acquisition, ownership or voting of Bank or Company securities) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the date of the adoption of this Plan by the Board), directly or indirectly, of securities of the Bank or the Company representing twenty percent (20%) or more of the Bank’s or the Company’s outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (ii) individuals who constitute the Board on the date of the adoption of this Plan by the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (iii) a plan of liquidation reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the resulting entity (a “Terminating Event”) is approved by the Board and the shareholders or otherwise occurs; or (iv) solicitations of shareholders of the Company, by someone other than the Incumbent Board of the Company, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to this Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (v) a tender offer is made for 20% or more of the voting securities of the Bank or the Company; or (vi) any other event, transaction or series of transactions occurs as a result of which any person may be deemed to become a “controlling person” of the Bank or “acquire control” of the Company (as such terms are defined in the regulations of the OCC set forth at 12 C.F.R. Part 161.14 or of the Federal Reserve Board of Governors at 12 C.F.R. Part 225 as in effect on the effective date of this Plan).

SECTION VII
COMMITTEE

7.1          Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this SECTION VII.  The Committee shall be selected by the Board, and shall consist solely of two (2) or more members of the Board.  If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  With respect to Insiders, the Plan and Awards to Insiders shall be administered by a committee where each director is a “non-employee director” as that term is used under Rule 16b-3 under the Exchange Act.

7.2          Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)          Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by SECTION VIII) to amend, cancel, or suspend Awards.

(b)          To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)          The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)          Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)          In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(f)          The Committee shall take such actions as it determines to be necessary or appropriate with respect to this Plan, and the Awards granted under the Plan, to avoid acceleration of income recognition or imposition of penalties under Section 409A.

(g)          Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

(h)          At any time the Committee may correct any error made under the Plan or any Award Agreement, including, without limitation, changing or revoking the grant of an Award.

7.3          Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

7.4          Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.5          Applicable Law.  The provisions of the Plan shall be construed in accordance with the laws of the State of California, without regard to the conflict of law provisions of any jurisdiction.

SECTION VIII
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to Section 5.2(f) shall not be subject to the foregoing limitations of this SECTION VIII; and further provided that the provisions of Section 2.5 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s shareholders.  No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A to become subject to Section 409A.

SECTION IX
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)          Award.  The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

(b)          Award Agreement.  The term “Award Agreement” means an agreement which may be entered into by each Participant and the Company that sets forth the terms and provisions applicable to an Award.

(c)          Bank.  The term “Bank” means Broadway Federal Bank, the wholly-owned bank subsidiary of the Company.

(d)          Board.  The term “Board” means the Board of Directors of the Company.

(e)          Code.  The term “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)          Eligible Individual.  For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any consultant, non-employee director, or other person providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.  An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

(g)          Exchange Act.  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(h)          Fair Market Value.  Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date means the average of the high and low bid prices of the Stock as reported by the Nasdaq Stock Market (as published by the Wall Street Journal, if then so published) or, if the Stock is then listed on or quoted through a stock exchange or transaction reporting system on or through which actual sale prices are regularly reported, the closing sale price of the Stock, on the grant date, or if the Stock was not traded on such date, on the next preceding day on which the Stock was quoted or traded, as the case may be.

(i)          Insider.  The term “Insider” means, to the extent the Company is subject to the Exchange Act on the date of an Award, an employee of the Company or any Subsidiary who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

(j)          Performance-Based Compensation.  The term “Performance-Based Compensation” shall have the meaning ascribed to it under Section 409A.

(k)          Performance Measures.  The “Performance Measures” shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures: net earnings; net interest income; operating or interest rate margins; earnings per share; efficiency ratio or other cost control measures or objectives; return on equity; return on assets; stock price; comparisons with stock market indices; regulatory achievements; economic value added metrics; strategic business objectives, consisting of one or more objectives based on meeting specified volume or market share targets, business expansion goals, or goals relating to acquisitions or divestitures; or any combination thereof.  Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding or investments, or to assets or net assets.

(l)          Prior Plan.  The term “Prior Plan” means the Amended and Restated Broadway Financial Corporation 2008 Long-Term Incentive Plan approved by the Company’s shareholders on May 28, 2008.

(m)          Stock Settled.  The term “Stock Settled” means that upon the exercise of an Option the Company shall deliver that number of shares of Stock determined by the Committee taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was traded on the stock exchange immediately preceding the exercise date, multiplied by the number of Options being exercised, and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that Stock was traded on the securities exchange preceding the exercise date.

(n)          Stock.  The term “Stock” means shares of common stock, $0.01 par value of the Company.

(o)          Subsidiaries.  For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(p)          Termination of Service.  With respect to Awards that constitute Deferred Compensation, references to the Participant’s “termination of employment” (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s “separation from service”, and other similar reference) and references to a Participant’s “termination as a director” (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

(i)
The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than thirty-six (36) months).  In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company’s and the Affiliates’ payroll after such date.

(ii)	The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

(iii)
The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

(iv)
If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)
The term “Affiliates” means all persons with whom the Company is considered to be a single employer under Section 414(b) of the Code and all persons with whom the Company would be considered a single employer under Code Section 414(c).

(vi)	The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

 1 U P X   For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.  Broadway Financial Corporation  Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  03T6VD  +  Proposals — The Board of Directors recommend a vote FOR the election of all the nominees listed on this proxy card and FOR Proposals 2, 3, 4 and 5.  A  2. To ratify the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2023;  3. To cast an advisory (non-binding) vote to approve executive compensation;  1. To elect the three directors named in the proxy statement to serve until the Annual Meeting of Stockholders of Broadway Financial Corporation to be held in the year 2026 or until their +  successors are elected and have been qualified;  01 - Brian E. Argrett 02 - Mary Ann Donovan 03 - William A. Longbrake  Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03  For Against Abstain  q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q  NOTE: To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting or any postponement or adjournment thereof  4. To approve an amendment and restatement of the Broadway Financial Corporation 2018 Long-Term Incentive Plan to increase the number of shares reserved for issuance by 3,900,000 shares;  5. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock with no change to authorized shares of the Company’s common stock;  For Against Abstain  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.  Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.  B  MR A SAMPLE DESIGNATION (IF ANY) ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6  000004  ENDORSEMENT_LINE______________ SACKPACK_____________  MMMMMMMMM  5 7 6 5 4 7  MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  C 1234567890  J N T  C123456789  MMMMMMMMMMMM MMMMMMMMMMMMMM  MMMMMM  000000000.000000 ext  000000000.000000 ext  000000000.000000 ext  000000000.000000 ext  000000000.000000 ext  000000000.000000 ext  2023 Annual Meeting Proxy Card 1234 5678 9012 345  If no electronic voting,  delete QR code and control # Δ ≈  Online  Go to http://www.envisionreports.com/BYFC or scan the QR code — login details are  Online  Go to www.envisionreports.com/BYFC or scan the QR code — login details are located in the shaded bar below.  Your vote matters – here’s how to vote!  You may vote online or by phone instead of mailing this card.  Phone  Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada  Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BYFC

 Notice of 2023 Annual Meeting of Stockholders  Proxy Solicited by Board of Directors for Annual Meeting — June 21, 2023  The undersigned hereby appoints Brian E. Argrett and Marie C. Johns as Proxy, with the power of substitution, and hereby authorizes each or either of them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Broadway Financial Corporation to be held virtually online on June 21, 2023 at 9:00 a.m. or at any postponement or adjournment thereof.  Shares represented by this proxy will be voted as directed by the undersigned stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of all the nominees listed on this proxy card and FOR Proposals 2, 3, 4 and 5.  The Proxy is authorized to vote, in the Proxy’s discretion, upon such other business as may properly come before the meeting.  (Items to be voted appear on reverse side)  Broadway Financial Corporation  q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q  Change of Address — Please print new address below. Comments — Please print your comments below.  Non-Voting Items  C  +  +  Small steps make an impact.  Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BYFC  The 2023 Annual Meeting of Stockholders of Broadway Financial Corporation will be held on Wednesday, June 21, 2023 at 9:00 a.m. PDT, virtually via the internet at https://meetnow.global/M9CQQ7G.  To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.